                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                       Diagnostic Health Services, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
[x]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     2.   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     4.   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     5.   Total fee paid:

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[_]  Fee paid previously with preliminary materials.
[_] Check box if any of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:

          ----------------------------------------------------------------------
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     4.   Date Filed:

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

                       DIAGNOSTIC HEALTH SERVICES, INC.
                             2777 STEMMONS FREEWAY
                              DALLAS, TEXAS 75207

                          NOTICE OF ANNUAL MEETING OF
                                  STOCKHOLDERS
                            TO BE HELD JULY 15, 1998


To the Stockholders of
     DIAGNOSTIC HEALTH SERVICES, INC.:

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting (the "Annual Meeting") of Stockholders of Diagnostic Health Services, Inc. (the "Company") will be held at the Company's offices located at 2777 Stemmons Freeway, Suite 1525, Dallas, Texas 75207, on Wednesday, July 15, 1998, commencing at 8:00 a.m. local time, for the following purposes:

          1. To elect two (2) Class III Directors to hold office until the 2001 Annual Meeting;

          2. To ratify the selection of Simonton, Kutac & Barnidge, L.L.P., as auditors of the Company and its subsidiaries for the fiscal year ending December 31, 1998; and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed June 17, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof. The stock transfer books of the Company will not be closed, but only stockholders of record at the close of business on June 17, 1998 will be entitled to vote at the Annual Meeting or any adjournment(s) thereof.

                            By Order of the Board of Directors


                            Shahe Sinanian, Secretary



WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, SIGN AND RETURN YOUR PROXY FORM PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED FOR YOUR USE.

                       DIAGNOSTIC HEALTH SERVICES, INC.
                             2777 STEMMONS FREEWAY
                              DALLAS, TEXAS 75207
                      ___________________________________

                                PROXY STATEMENT
                      ___________________________________


                  GENERAL INFORMATION CONCERNING SOLICITATION


  This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Diagnostic Health Services, Inc. (the "Company" or "DHS"), for its 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's offices located at 2777 Stemmons Freeway, Suite 1525, Dallas, Texas 75207, commencing at 8:00 a.m. local time on Wednesday, July 15, 1998, or any adjournment(s) thereof. Shares cannot be voted at the Annual Meeting unless their owner is present in person or represented by proxy. Copies of this Proxy Statement (which includes the annual report and financial statements required by applicable proxy rules) and the accompanying form of proxy are being mailed to the stockholders of the Company (as same were constituted on the June 17, 1998 record date) on or about June 24, 1998. The principal executive offices of the Company are located at the address indicated above.

  If a proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the specifications made, or if no specification is made, the shares will be voted to approve each proposition and to elect each nominee for director identified on the proxy. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by filing with the Secretary of the Company a notice in writing revoking it. A proxy may also be revoked by any stockholder present at the Annual Meeting who expresses a desire in writing to revoke a previously delivered proxy and to vote his or her shares in person. The mere presence at the Annual Meeting of the person appointing a proxy does not revoke the appointment. In order to revoke a properly executed and returned proxy, the Company must receive a duly executed written revocation of that proxy before it is voted. A proxy received after a vote is taken at the Annual Meeting will not revoke a proxy received prior to the Annual Meeting; and a subsequently dated proxy received prior to the vote will revoke a previously dated proxy.

  All expenses in connection with the solicitation of proxies, including the cost of preparing, handling, printing and mailing the Notice of Annual Meeting, Proxies and Proxy Statements, will be borne by the Company. Directors, officers and regular employees of the Company, who will receive no additional compensation therefor, may solicit proxies by telephone or personal call, the cost of which will be nominal and will be borne by the Company. In addition, the Company will reimburse brokerage houses and other institutions and fiduciaries for their expenses in forwarding proxies and proxy soliciting material to their principals.

  As of June 17, 1998 (the "Record Date"), the following stockholders, holding an aggregate of 839,227 shares of common stock of the Company (constituting approximately 7.4% of the total votes entitled to vote at the Annual Meeting), have indicated their intention to vote in favor of the nominees for director and all other matters to be submitted for consideration at the Annual Meeting: Max
W. Batzer (154,750 shares), Thomas M. Sestak (126,421 shares), Brad A. Hummel (8,593 shares), James R. Angelica and Janet L. Angelica (315,052 shares), Bo W. Lycke (1,000 shares), Carol J. Gannon (200,500 shares), and Bonnie G. Lankford (32,911 shares).

                            DESCRIPTION OF BUSINESS

     Diagnostic Health Services, Inc. ("DHS" or the "Company") is a leading outsource provider of medical services to hospitals, physicians' offices and other healthcare facilities in the Midwest, West and South Central United States. DHS primarily provides radiology and cardiology diagnostic services and equipment, as well as departmental management services, to healthcare facilities on an in-house and shared basis.

     The Company was incorporated in Texas in 1983 and was reincorporated in Delaware in 1992. The Company is headquartered in Dallas, Texas, and provides services in Texas, Oklahoma, Illinois, Indiana, Louisiana, Mississippi, Missouri, Iowa, Ohio, Michigan, Arkansas, Georgia, Alabama, Virginia, Kentucky, Tennessee, Kansas, New Mexico, Arizona, Nevada and California. Until the sale of such operations in December 1997, the Company also provided services in the greater Mexico City area.

     In addition to significant internal growth, the Company has expanded its business through numerous acquisitions. Information regarding acquisitions in the past two fiscal years is included in the footnotes to the audited financial statements appearing at the back of this Proxy Statement.

BUSINESS OPERATIONS

In-House Services (also referred to as Fixed Site Services)
-------------------------------------------------------------

     In addition to the shared services, the Company provides diagnostic services within hospitals and clinical radiology or cardiology departments. These services include the provision of the allied healthcare professionals (technologists) who staff the equipment and are responsible for image acquisition; the provision and management of diagnostic equipment or other related instrumentation; the management and processing of data for the procedures conducted within the respective departments; and in some instances the provision, via subcontracting, of the professional component (interpretation) of the data by a physician.

     These in-house services may include any or all of the aforementioned responsibilities. The imaging modalities under management include, but are not limited to, diagnostic ultrasound, computerized tomography, MRI, nuclear medicine, and cardiac catherization services.

     Generally, the Company is responsible for various quality assurance programs related to the services it provides and assumes documentation responsibility and management oversight of departmental compliance issues, licenses, accreditation and certification requirements.

     At December 31, 1997, the Company provided in-house services at 131 hospitals throughout its operational markets.

Shared Services
---------------

     The Company operates a fleet of specially equipped vehicles (vans and trucks) to transport its imaging equipment to hospitals, clinics, long-term care facilities and other healthcare settings. The services provided via the shared services delivery mechanism are predominantly diagnostic ultrasound, for which the equipment is portable and service is rendered on an "as needed" basis. This includes a large number of regular and routed schedules as well as "on call" services to customers in response to emergent demand.

     At December 31, 1997, the Company provided shared services to 448 of its approximately 579 hospital customers, and to approximately 957 additional clients across the healthcare spectrum, including physicians' offices, sub acute and long-term care facilities, managed care systems, and government facilities.

Ancillary Services
------------------

     At various of its service sites, the Company provides cardiac monitoring services, such as Holter monitoring, pacemaker monitoring and event recording for patients of the Company's customers. In addition, until the sale of such operations in December 1997, the Company maintained an operating unit providing contract occupational and physical therapists on a long or short term basis to healthcare facilities throughout the United States, and provided (through a separate subsidiary) therapists and nurses in a home healthcare setting in the Mexico City and surrounding areas. The Company currently has no plans to re-enter the therapist placement business or the Mexican market.

CUSTOMERS

     Each of the Company's customers, irrespective of the method by which they are served, has an agreement or contract specifying the terms of service, including the nature of services, pricing, payment and other material terms.
The Company's agreements for in-house services typically have a duration of three to five years and specify equipment and personnel requirements, the scope and types of services to be provided, and the pricing and payment structure. In addition to longer term contracts, the Company performs a material portion of its work under one-year contracts, or on a month to month basis. Non-renewal of such contracts, or renewal on less favorable terms, could have a material adverse effect on the Company's revenues, operating margins, and net income. If the affected accounts were obtained in one of the Company's acquisitions, the goodwill related to that acquisition could also become materially impaired. If such circumstances arise, the Company records an impairment loss as the difference between the estimate of the related after-tax income contribution, on a discounted basis, and the carrying value of the goodwill. Any impairment loss would be reported as a component of income from continuing operations before tax.

     In 1996 and 1997, no single customer of the Company accounted for more than 10% of the Company's total revenues, and the three largest customers of the Company accounted in the aggregate for approximately 6% of the Company's revenues in 1996 and approximately 3% of the Company's revenues in 1997. In most cases, the hospital or healthcare facility (which is the Company's customer) is the responsible payment party. Third party payors accounted for approximately 15% and 9% of the Company's revenues in 1996 and 1997, respectively. Although the Company is not substantially reliant upon third-party payment mechanisms, many of the Company's customers are reliant on third-party payment, and delays or difficulties in third-party payments could thereby adversely affect the receipt and timing of payments to the Company.

     From 1991 to 1997, the Company's customer base increased from 323 (including seven in-house agreements) to approximately 1,536. Customers in 1997 included 579 hospitals (which includes 131 in-house agreements) and 957 physicians' offices, clinics and healthcare facilities in 21 states.

     In 1997, the Company's revenues were attributable to in-house services, shared services and ancillary services, in the following approximate proportions:

                  In-House/Fixed Base  56%
                  Shared               39%
                  Ancillary             5%

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     At the back of this Proxy Statement are the Company's audited consolidated financial statements for the years ended December 31, 1997 and 1996. The following discussion and analysis should be read in conjunction with the information set forth in the financial statements and the notes thereto.

RESULTS OF OPERATIONS

     The following table sets forth operating data of the Company in both dollar amounts and as a percentage of gross revenues for the Company's 1997 and 1996 fiscal years.

                                                                 Year Ended December 31,
                                                                 -----------------------
                                                          ($ in thousands except per share data)

                                                         1997                              1996
                                                         ----                              ----
Gross revenues                                    $ 52,921            100%         $ 24,171          100.0%
Operating expenses                                (41,258)            78.0         (20,268)          (83.9)
                                                  --------            ----         --------           -----
Income from operations                              11,663            22.0            3,904            16.1
Interest expense                                   (4,056)           (7.7)            (870)           (3.6)
Other income                                           369             0.7              487             2.0
                                                       ---             ---          -------           -----
Income from continuing operations                    7,976            15.1            3,521            14.6
 before income taxes
Income tax expense                                 (2,216)           (4.2)          (1,062)           (4.4)
                                                   -------            ----
Net loss from disposed of operations                 (327)           (0.6)               --              --
                                                     -----            ----               --              --
Net income                                           5,434           10.3%            2,459           10.2%
Earnings per share(1)                                  .48                              .29
Adjusted weighted average common shares             11,221                            8,446
 and equivalents outstanding (1)

Note: Numbers may not add due to rounding

(1) Outstanding common shares and equivalents, and per share data, are on a fully diluted basis.

     Year Ended December 31, 1997 Compared With Year Ended December 31, 1996

     Gross revenues increased by 118.9% to approximately $52,921,000 in 1997 from approximately $24,171,00 in 1996, primarily as a result of a full year of operations in 1997 from the business acquired from Advanced Cardiovascular Technology, Inc. ("ACT") in November 1996, and the two acquisitions from Diagnostic Imaging Services, Inc. ("DIS") effective in the first quarter of 1997. Excluding revenues attributable to acquired businesses, gross revenues increased by 15.3% to approximately $27,869,000 for 1997 from approximately $24,171,000 for 1996.

     The Company's operating expenses increased from approximately $20,268,000 in 1996 to approximately $41,258,000 in 1997. As a percentage of gross revenues, operating expenses decreased from 83.9% to 78.0%. The decrease was due to increased efficiencies realized through consolidation of various overhead and administrative functions, and absorption of fixed costs over an increased revenue base.

     Income from continuing operations increased by 126.6% to approximately $7,976,000 in 1997 from approximately $3,521,000 in 1996. As a percentage of gross revenues, income from continuing operations increased from 14.5% in 1996 to 22.0% in 1997.

     Interest expense increased by 366.5% from approximately $870,000 in 1996 to approximately $4,056,000 in 1997, primarily as a result of the $20,000,000 in subordinated debt obligations incurred with The Prudential Insurance Company of America ("Prudential") in connection with the Company's 1997 acquisitions from DIS, and new debt obligations acquired in connection with those and other business acquisitions. As a percentage of gross revenues, interest expense increased from 3.6% in 1996 to 7.7% in 1997.

     "Other income" is primarily interest earned on liquid investments.

     Results for 1997 reflect a net loss (net of income tax benefit) of approximately $327,000, arising from the dispositions of the Company's therapist placement division and Mexican subsidiary.

     Net income from continuing operations increased by 121.0% from approximately $2,459,000 in 1996 to approximately $5,434,000 in 1997. This increase is primarily due to the two DIS and other business acquisitions, and continued consolidation of the Company's administrative functions.

COMPETITION

     Radiology and cardiology diagnostic services are characterized by a high degree of competition. This competition comes from a number of independent local operators specializing in one or two clinical applications, and from a few large diversified healthcare companies (primarily larger hospitals having the resources and capability to provide shared diagnostic services to other healthcare facilities) which provide these services as part of their overall business. Although the Company believes that it has a competitive advantage over most of the small operators (primarily because most of them do not provide the full range of services offered by the Company, and do not have the same volume of revenues to absorb necessary fixed overhead costs), the Company may be vulnerable to competition from the larger healthcare companies, at least one of which can be found in each of the Company's geographic markets, and all of which are substantially larger and possess greater financial resources than the Company. There can be no assurance that the Company will be able to compete successfully in its markets.

SEASONALITY

     The Company's results of operations have, in some years, varied significantly from quarter to quarter, for reasons particular to each quarter. For instance, hospital admissions and doctor visits (and, therefore, the Company's imaging revenues) are typically lower during holiday periods, and at other times when physicians traditionally take their own vacations.

LIQUIDITY AND CAPITAL RESOURCES

     In July 1996, the Company and its subsidiaries entered in to an amended and restated revolving credit and term loan facility with Chase Bank of Texas, N.A., formerly Texas Commerce Bank National Association ("Chase"), providing for up to $2,500,000 in available revolving credit (or, if less, 75% of the Company's and its subsidiaries' eligible accounts receivable from time to time), and an acquisition term loan facility of up to $17,500,000 in maximum principal amount. At December 31, 1997, the Company's outstanding borrowings under the loan agreement were $2,362,554 under the revolving credit facility, and $6,121,094 under the term loan facility.

These loans bear interest at varying rates, depending on the Company's relative leverage from time to time. The Company's right to make additional borrowings under the acquisition term loan facility will terminate on December 31, 1998, and the revolving credit facility is scheduled to expire on June 30, 1999. At December 31, 1997, the Company had approximately $5,126,000 in cash and cash equivalents, and additional unused availability of $137,446 under its revolving credit facility. Since September 30, 1997, the Company has not been in compliance with certain financial covenants under the Chase loan agreement. Chase has granted waivers or forbearance with respect to such noncompliance through April 30, 1998. In May 1998, the Company entered into an amendment to the Chase loan agreement pursuant to which, among other things, all outstanding borrowings under the revolving credit facility were converted into borrowings under the term loan facility (resulting in a balance of approximately $8,009,000 outstanding under the term loan facility as of May 7, 1998), all prior noncompliance under the loan agreement was waived, and the financial covenants contained in the loan agreement were prospectively modified.

     In April 1997, the Company issued and sold to Prudential $20,000,000 in principal amount of senior subordinated promissory notes (the "Subordinated Notes"). The Subordinated Notes bear interest at a fixed rate of 10.5% per annum, and mature as to principal in equal one-third installments on April 17 of each of 2003, 2004 and 2005. The Subordinated Notes may be prepaid by the Company under certain circumstances (including the requirement of certain "make-whole" prepayment premiums), and the Company may be required (at the option of the holders of the Subordinated Notes) to purchase the Subordinated Notes in the event of a change in control of the Company. The Subordinated Notes also require the Company and its subsidiaries to comply with certain financial covenants, including limitations on certain other indebtedness.

     The Company and its subsidiaries have also entered into various financing arrangements with commercial leasing companies and equipment suppliers, bearing interest ranging from 6% to 11% per annum.

     In 1997, the Company received net proceeds of approximately $8,423,993 from the exercise of its previously outstanding publicly traded warrants (which were called for redemption in the first quarter of 1997), $562,500 from the exercise of other warrants, and $1,492,801 from the exercise of options under the Company's various stock option plans.

     Based on the Company's operating plan, and subject to the Company achieving appropriate amendments of or replacements for its current financing arrangements with Chase, management believes that available resources and funds generated from operations will be sufficient to meet the Company's operating requirements through the close of the Company's fiscal year ending December 31, 1998.

TRENDS AND UNCERTAINTIES

     The Company's future revenues and results of operations may be substantially affected by proposed reforms of the nation's healthcare system and by potential reductions in reimbursement rates and policies imposed by Medicare and other third-party reimbursement programs (from which the Company directly or indirectly derives a material portion of its receipts). Continuing pressures on pricing structures applicable to the Company's services, or inability to renew existing contracts, could have the effect of reducing the Company's revenues and operating profit margins. The Company is unable to predict the nature or extent of any such policy changes and/or the effects thereof on the Company.


                       SECURITY OWNERSHIP OF MANAGEMENT
                          AND PRINCIPAL STOCKHOLDERS

     At the close of business on the Record Date, there were outstanding 11,400,633 shares of common stock of the Company ("Common Stock"), which constituted all of the voting securities of the Company as of the Record Date. Each stockholder is entitled to cast one vote for each share of Common Stock held by him or her as of the Record Date, which is present at the Annual Meeting either in person or by proxy. Only holders of record of the outstanding shares of the Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting. Stockholders of the Company do not have cumulative voting rights in the election of directors, and the nominee receiving a plurality of the votes cast at the Annual Meeting (assuming a quorum is duly constituted) will be elected to the Class III directorships which are up for election at the Annual Meeting. Pursuant to the Company's by-laws, the holders of one-third of the outstanding Common Stock, if present in person or by proxy, are sufficient to constitute a quorum for the transaction of the business scheduled for the Annual Meeting.

     The following table sets forth certain information as of the Record Date with respect to the beneficial ownership of the Common Stock of by each beneficial owner of more than 5% of the outstanding shares of the Common Stock, each director and nominee for director, and all executive officers and directors of the Company as a group. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares.

                                         Beneficially
Name and Address of Beneficial Owner         Owned       Percentage
------------------------------------     ------------    ----------
Max W. Batzer                              635,255(1)          5.3%
 2777 Stemmons
 Dallas, Texas 75207

Thomas M. Sestak                           308,066(2)          2.7%
 1226 Ninth Avenue
 San Francisco, California 94122

Brad A. Hummel                             336,238(3)          2.9%
 2777 Stemmons
 Dallas, Texas 75207

Bo W. Lycke                                 84,800(4)          0.7%
 2777 Stemmons
 Dallas, Texas 75207

James R. Angelica                          335,052(5)          2.9%
 9717 Landmark Parkway Drive
 St. Louis, Missouri 63127

All directors and executive officers
 as a group (ten persons)                2,236,822(6)         17.5%

________________

(1) Includes 480,505 shares which are subject to currently exercisable stock options.
(2 Includes 452 shares held by Mr. Sestak as custodian for his minor children, and 181,645 shares which are subject to currently exercisable stock options.
(3) Includes 327,645 shares which are subject to currently exercisable stock options.
(4) Includes 83,800 shares which are subject to currently exercisable stock options.
(5) Includes 20,000 shares which are subject to currently exercisable stock options. Of the 315,052 outstanding shares, 277,052 are held jointly by Mr. Angelica and his spouse and/or by trusts under their control.
(6) Includes 1,397,595 shares which are subject to currently exercisable stock options.

                       DIRECTORS, NOMINEES FOR DIRECTOR,
                     AND EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth information with respect to directors, nominees for director and executive officers of the Company as of the Record Date. There are no pending legal proceedings in which any director, nominee for director, executive officer or key employee of the Company is a party adverse to the Company.

Name                                   Age       Position
----                                   ---       --------
Max W. Batzer (1)                      54        Director, Chairman of the Board of Directors, and Chief
                                                 Executive Officer

Brad A. Hummel(2)                      41        Director, President, Chief Operating Officer, Chief Financial
                                                 Officer and Nominee for Director

Thomas M. Sestak (1)(2)                55        Director

Bo W. Lycke (1)(2)                     52        Director

James R. Angelica                      50        Director and Senior Vice President

Bonnie G. Lankford                     42        Senior Vice President-Operations

Don W. Caughron                        42        Vice President-Finance

Carol J. Gannon                        38        Senior Vice President - Clinical Services

Christopher L. Turner                  37        Chief Financial Officer

Mark J. Foley                          35        Vice President - Sales and Marketing

______________________________
(1)  Member of the compensation committee
(2)  Member of the audit committee


     The Board of Directors of the Company is divided into three classes of an equal (or as nearly equal as possible) number of directors, with each director serving for a term of three years, and with elections for only one class of directors to be held in each year. Mr. Batzer's and Mr. Angelica's seats (Class III directorships) are up for election at the Annual Meeting, Mr. Sestak's and Mr. Lycke's seats (Class I directorships) next come up for election on or about May 31, 1999, and Mr. Hummel's seat next comes up for election on or about May 31, 2000.

     The following is a summary of the business experience of each director, nominee for director and executive officer of the Company:

     Max W. Batzer has been the Chairman of the Board and Chief Executive Officer of the Company since January 1987, and a stockholder and Director of the Company since its inception in 1983. From 1981 to 1991, Mr. Batzer was also President of General Hide & Skin Corporation, a worldwide commodity trading organization headquartered in New York City. In addition, Mr. Batzer has also, at various times during the past 20 years, worked as an analyst for Pan American World Airways, served as Vice President for Marketing for World Courier Inc., and served as a director and executive committee member of Simmons Airlines, Inc. (which was a publicly traded company that was purchased by and is now a subsidiary of American Airlines). Mr. Batzer holds a B.S.E. degree from The Wharton School of the University of Pennsylvania, and an M.B.A. degree from the University of Arizona.

     Brad A. Hummel has been a Director and the President and Chief Operating Officer of the Company since January 1987, and Chief Financial Officer of the Company since February 1994, and was employed by the Company in other capacities from 1984 to 1986. From 1981 to 1984, Mr. Hummel was an associate with Covert, Crispin and Murray (a Washington, D.C. and London-based management consulting firm), and from 1979 to 1981, Mr. Hummel served as an executive assistant to United States Senator John C. Culver. Mr. Hummel holds a bachelor's degree (with honors) from the University of Iowa.

     Thomas M. Sestak has been a Director of the Company since its inception in 1983, and was the Secretary of the Company from November 1987 to March 1993.
Mr. Sestak has also been employed since 1972 as the Chairman and Chief Executive Officer of Standard Construction of San Francisco, Inc., a general construction contractor operating in the greater San Francisco area. Mr. Sestak holds a B.S.E. degree from The Wharton School at the University of Pennsylvania.

     Bo W. Lycke has been a Director of the Company since April 1993. Since February 1991, Mr. Lycke has been employed as Chairman of the Board and Chief Executive Officer of American Medical Finance, Inc. and its affiliate, National Financial Corporation, each of which is engaged in providing financial services to various medical businesses. Mr. Lycke holds an M.B.A. degree from the University of Goteborg, Sweden.

     James R. Angelica was appointed a Director and Vice President-Sales of the Company in September 1994, upon the consummation of the Company's acquisition of Mobile Diagnostic Imaging, Inc. ("MDI"), and was promoted to Senior Vice President in January 1996. From June 1991 through September 1994, Mr. Angelica was the President and Chief Operating Officer of MDI. From June 1990 through June 1991, Mr. Angelica was an Executive Vice President of Cost Management Technologies, a third-party insurance claims administrator headquartered in St. Louis. From May 1981 through January 1990, Mr. Angelica was an Executive Vice President of Group Health Plan, a health insurance administrator headquartered in St. Louis. Mr. Angelica holds a bachelor's degree in business administration from Pacific University.

     Bonnie G. Lankford has been Senior Vice President-Operations of the Company since January 1996, and has been employed in other management capacities by the Company at all times since 1985. Ms. Lankford has received a certification in echocardiography from Grossmont College, and is a registered diagnostic medical sonographer in both echocardiology and obstetrics/gynecology.

     Don W. Caughron has been Vice President-Finance of the Company since January 1996, and has been employed in other financial capacities with the Company at all times since April 1994. From May 1993 to April 1994, Mr. Caughron was a self-employed accountant. From 1990 to 1993, Mr. Caughron was Corporate Controller for Actuarial Computer Technology, Inc., a privately held Dallas-based actuarial computer software company. Mr. Caughron is a Certified Public Accountant in the State of Texas, and a member of the Texas Society of CPA's and the American Institute of CPA's. Mr. Caughron holds a B.B.A. degree from Texas Tech University.

     Carol J. Gannon was appointed Senior Vice President-Clinical Services of the Company in January 1996, upon the consummation of the Company's acquisition of Advanced Diagnostic Imaging, Inc. ("ADI"). Ms. Gannon was the President and Chief Operating Officer of ADI from September 1990 to December 1995. She is a registered nurse with additional ultrasound registries in vascular technology and cardiac stenography. From 1991 to 1995, she served on the Board of Directors and the Executive Committee of the Society of Vascular Technology. Ms. Gannon holds an Associate Degree in nursing from Rochester (Minnesota) Community College.

     Christopher L. Turner has been Chief Financial Officer of the Company since April 1997. Prior to joining the Company, Mr. Turner was a self-employed certified public accountant from 1992 to 1997, and shareholder in the Dallas, Texas firm of Turner & Turner, P.C. Mr. Turner began his career as an internal auditor for Interfirst Bank, and also worked for the Texas firm of Philip Vogel & Co., and the national public accounting firm Grant Thornton. He is a member of the American Institute of Certified Public Accountants (AICPA) and the Texas Society of Certified Public Accountants (TSCPA) where he has been active on various committees. Mr. Turner received his BSBA from Missouri Southern State College in 1983, Master of Accountancy from the University of Missouri in 1984, and was granted his CPA license in 1985.

     Mark J. Foley has been Vice President - Sales and Marketing of the Company since April 1997. Prior to joining the Company, Mr. Foley was General Manager (Midwest Region) of the Diagnostic Services Division of National Medical Care, Inc. (and its predecessor company, Mediq Imaging Services) from 1989 to 1997, where he was responsible for one of that company's largest geographic territories. He received a B.S. in Business Administration from Fitchburg State College in 1984, and a M.B.A., Concentration in Marketing from the University of Massachusetts, Boston, in 1994.


                             EXECUTIVE COMPENSATION

     The following table sets forth the amount of all compensation paid by the Company to its Chief Executive Officer and its four most highly compensated executive officers (the "Named Officers") during the past three calendar years:

                                                            Other       Restricted
                                                           Annual         Stock     Options/    LTIP       All Other
Name & Principal Position       Year  Salary   Bonus   Compensation(1)    Awards    SAR's (#)  Payouts  Compensation(2)
-----------------------------------------------------------------------------------------------------------------------
Max W. Batzer                   1997  345,000  15,000             0              0   210,000         0             0
Chairman and CEO                1996  305,900  20,000             0              0         0         0             0
                                1995  231,000   7,500             0              0    75,000         0             0

Brad A. Hummel                  1997  260,000  10,000             0              0   183,000         0       269,389
President and COO               1996  225,570  15,000             0              0         0         0             0
                                1995  173,133   7,500             0              0    30,000         0             0

Christopher L. Turner (3)       1997  103,125       0             0              0   150,000         0        24,640
Chief Financial Officer         1996       --      --             0              0         0         0             0
                                1995       --      --             0              0     3,000         0             0

Carol J. Gannon                 1997  133,750       0             0              0    35,000         0             0
Sr. V.P. - Clinical Services    1996   85,102       0        65,000              0         0         0             0
                                1995    7,433       0             0              0         0         0             0

Bonnie G. Lankford              1997  135,000  16,000             0              0    45,000         0       121,585
Sr. V.P. - Operations           1996   99,420       0             0              0         0         0             0
                                1995  103,750       0             0              0    34,000         0             0

_______________

(1) Does not include benefits or perquisites in an aggregate amount, as to each person, which is less than the lesser of $50,000 or 10% of the total salary and bonus for the subject year.

(2) Represents compensation arising from the exercise of non-qualified stock options.

(3) Represents compensation from commencement of such individual's employment in 1997.

      A table indicating the stock options granted to Named Officers and directors is included under the heading "Stock Option Plans" below.

      The Company does not pay directors' fees. Rather, the Compensation Committee of the Company's Board of Directors is authorized to consider the grant of non-qualified stock options to members of the Board, consistent with the Company's philosophy of incentivizing directors to foster, contribute to and participate in the Company's growth.


                     EMPLOYMENT AND INCENTIVE COMPENSATION
                                   AGREEMENTS

EMPLOYMENT AGREEMENTS

     The Company has an employment agreement with Max W. Batzer, pursuant to which Mr. Batzer is to serve as Chairman of the Board and Chief Executive Officer of the Company through December 31, 2002. The employment agreement provides for a minimum base salary of $414,000 per annum, and benefits comparable to those provided to other Company employees. Although Mr. Batzer presently devotes his full business time to the Company, his employment agreement permits him to engage in other business activities that are not competitive with the business of the Company and that do not materially interfere with his performance of his duties and responsibilities to the Company.

     The Company has an employment agreement with Brad A. Hummel, pursuant to which Mr. Hummel is to serve as President and Chief Operating Officer of the Company through December 31, 2002. The employment agreement provides for a minimum base salary of $310,500 per annum, and benefits comparable to those provided to other Company employees. The agreement further provides for Mr. Hummel to devote substantially all of his business time to the performance of his duties and responsibilities to the Company.

     Each of Mr. Batzer's and Mr. Hummel's employment agreements grants to the subject employee the right to elect, within one year after any change in control of the Company, to terminate his employment on not less than 90 days' prior written notice, and thereafter receive his salary and benefits for a period of 24 months or to the scheduled expiration date of such employment agreement (whichever is later). Such salary continuation is also applicable in the event that the Company terminates such individual's employment (other than "for cause") within one year after any change in control of the Company. For purposes of such agreements, a "change in control" is deemed to occur at such time as 20% of the total outstanding votes eligible to vote for directors of the Company are owned (legally or beneficially) by any person (or group of persons acting in concert) who was not a stockholder of the Company as of March 13, 1996.

     The Company also has employment agreements with James R. Angelica, Bonnie
G. Lankford, Carol J. Gannon, Christopher L. Turner and Mark J. Foley. Mr. Angelica's employment agreement (as amended) calls for him to serve as a Senior Vice President of the Company through August 31, 1998, at a base salary of $160,000 per annum, and benefits comparable to those provided to other Company employees. Ms. Lankford's employment agreement (as amended) calls for her to serve as Senior Vice President-Operations of the Company through December 31, 1999, at a minimum base salary of $150,000 per annum, and benefits comparable to those provided to other Company employees. Ms. Gannon's employment agreement calls for her to serve as Senior Vice President-Clinical Services of the Company through December 31, 1998, and provides for a fixed annual salary of $150,000 per annum, and benefits comparable to those provided to other Company employees. Mr. Turner's employment agreement calls for him to serve as Chief Financial Officer of the Company through March 31, 1999, and provides for a fixed annual salary of $165,000 per annum and benefits comparable to those provided to other Company employees. Mr. Foley's employment agreement calls for him to serve as Vice President - Sales and Marketing of the Company through May 31, 1999, and provides for a fixed annual salary of $135,000 per annum, commissions on certain new account revenues in excess of business development budgets, and benefits comparable to those provided to other Company employees.

     Any increases in the annual rates of compensation of Messrs. Batzer, Hummel and Angelica under their employment agreements must be approved by a majority of both the disinterested directors and the Compensation Committee of the Company's Board of Directors.

STOCK OPTION PLANS

     On April 15, 1992, the stockholders of the Company approved the Company's 1992 Stock Option Plan, as previously adopted by the Company's Board of Directors (the "1992 Plan"), pursuant to which officers, directors, and/or key employees and/or consultants of the Company can receive incentive stock options and non-qualified stock options to purchase up to an aggregate of 903,509 shares of the Company's Common Stock (of which no more than 180,702 shares may be pursuant to qualified incentive stock options, and no more than 722,807 shares may be pursuant to non-qualified stock options). As of April 13, 1998, there were outstanding, under the 1992 Plan, stock options for an aggregate of 602,535 shares of Common Stock at exercise prices ranging from $.94 to $8.625 per share, and expiring at various times from January 1999 through April 2005. The weighted average exercise price under such options was approximately $1.98 per share. The exercise prices applicable under such outstanding stock options represent not less than 100% of the fair market value of the underlying Common Stock as of the date that such options were granted, as determined from the closing bid price most recently quoted in the over-the-counter "pink sheets" or on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") prior to the date that such options were granted.

     With respect to incentive stock options, the 1992 Plan provides that the exercise price of each such option must be at least equal to 100% of the fair market value of the Common Stock on the date that such option is granted (and 110% of fair market value in the case of stockholders who, at the time the option is granted, own more than 10% of the total outstanding Common Stock), and requires that all such options have an expiration date not later than that date which is one day before the tenth anniversary of the date of the grant of such options (or the fifth anniversary of the date of grant in the case of 10% stockholders). However, with certain limited exceptions, in the event that the option holder ceases to be associated with the Company, or engages in or is involved with any business similar to that of the Company, such option holder's incentive options immediately terminate. Pursuant to the 1992 Plan, the aggregate fair market value, determined as of the date(s) of grant, for which incentive stock options are first exercisable by an option holder during any one calendar year cannot exceed $100,000.

     With respect to non-qualified stock options, the 1992 Plan requires that the exercise price of all such options be at least equal to 100% of the fair market value of the Common Stock on the date such option is granted, provided that non-qualified options may be issued at a lower exercise price (but in no event less than 85% of fair market value) if the net pre-tax income of the Company in the full fiscal year immediately preceding the date of the grant of such option (the "Prior Year") exceeded 125% of the mean annual average net pre-tax income of the Company for the three fiscal years immediately preceding such Prior Year. Non-qualified options must have an expiration date not later than that date which is the day before the eighth anniversary of the date of the grant of the subject option. However, with certain limited exceptions, in the event that the option holder ceases to be associated with the Company, or engages in or becomes involved with any business similar to that of the Company, such option holder's non-qualified options immediately terminate.

     The 1992 Plan further provides that non-qualified options may (but need not) include a provision that, in the event of any change in control and management of the Company or any sale of the business of the Company, except to the extent that the subject option holder affirmatively elects, during a limited period of time following such event, to permanently revoke and terminate the subject non-qualified option (in whole or in part) and/or to reaffirm all or any portion of such non-qualified option without giving effect to the reduction in exercise price herein described, then the otherwise applicable exercise price in respect of such option may thereafter be reduced (but not by more than 50%) in the event that, and at such time(s) as, the subject option holder thereafter exercises such option (or the non-revoked and non-reaffirmed portion thereof, as the case may be). As of April 13, 1998, substantially all of the 570,735 outstanding non-qualified options under the 1992 Plan contained such provision, and this could have the effect of delaying or hindering potential change in control or sale transactions, and/or providing additional compensation or consideration to the subject option holders in connection with any such transaction that may be consummated.

     In April 1995, in response to substantial increase in the size of the Company and its labor force, the Board of Directors of the Company adopted and approved the Company's 1995 Non-Qualified Stock Option Plan (the "1995 Non-Qualified Plan"), pursuant to which officers, directors, and/or key employees and/or consultants of the Company can receive non-qualified stock options to purchase up to an aggregate of 500,000 shares of Common Stock. The exercise price, expiration date and other terms of any options granted under the 1995 Non-Qualified Plan are substantially similar to the requirements applicable to non-qualified options under the 1992 Plan. As of April 13, 1998, there were outstanding, under the 1995 Non-Qualified Plan, stock options for an aggregate of 290,850 shares of Common Stock at exercise prices ranging from $1.94 to $10.25 per share, and expiring at various times from December 2000 through January 2006. The weighted average exercise price under such options was $4.06 per share. Approximately 75% of such options contained price reduction provisions similar to those described in the immediately preceding paragraph.

     The Company also maintains a 1995 Incentive Stock Option Plan (the "1995 Incentive Plan"), as approved by the Company's stockholders on November 22, 1995, pursuant to which key employees of the Company can receive incentive stock options to purchase up to an aggregate of 500,000 shares of Common Stock. The requirements of the 1995 Incentive Plan are substantially identical to the provisions of the 1992 Plan which are specifically applicable to incentive stock options, except that the 1995 Incentive Plan will expire on August 31, 2005 (after which date no further options may be granted under the 1995 Incentive
Plan). As of April 13, 1998, there were outstanding, under the 1995 Incentive Plan, stock options for an aggregate of 145,039 shares of common stock at exercise prices ranging from $6.25 to $10.69 per share, and expiring at various times from July 2001 through December 2002. The weighted average exercise price under such options was $8.74 per share.

     In January 1997, the Board of Directors of the Company adopted the Company's 1997 Non-Qualified Stock Option Plan (the "1997 Non-Qualified Plan"), pursuant to which officers, directors and/or key employees and/or consultants of the Company can receive non-qualified stock options to purchase up to an aggregate of 1,000,000 shares of Common Stock. The exercise price, expiration date and other terms of any options granted under the 1997 Non-Qualified Plan are substantially similar to the requirements applicable to non-qualified options under the 1992 Plan. As of April 13, 1998, there were outstanding, under the 1997 Non-Qualified Plan, options for an aggregate of 641,661 shares of Common Stock at exercise prices ranging from $7.44 to $10.69 per share and expiring at various times from January 2005 through December 2005. The weighted average exercise price under such options was $8.73 per share. Approximately one-third of such options contained price reduction provisions similar to those described above.

     The following table lists information on stock options granted to each of the Company's Named Officers and directors during the year ended December 31, 1997.


                                                  Percent of
                                                  Total Options
                                                  Granted to       Exercise
                          Type of      Number     Employees in     Price             Expiration
Name                      Option      of Shares   Fiscal Year      Per Share               Date
----                      -------     ---------   ------------     ---------         -----------
Max W. Batzer        Non-qualified     100,000         16.0%         $ 7.44      January 2, 2005
                         Qualified      10,000          1.6%         $ 8.00          May 1, 2002
                         Qualified      11,221          1.8%         $10.69    December 21, 2002
                     Non-qualified      88,779         14.2%         $10.69    December 21, 2005

Brad A. Hummel       Non-qualified      75,000         12.0%         $ 7.44      January 2, 2005
                         Qualified       8,000          1.3%         $ 8.00          May 1, 2002
                         Qualified      12,718          2.0%         $10.69    December 21, 2002
                     Non-qualified      87,282         13.9%         $10.69    December 21, 2005

Thomas M. Sestak     Non-qualified       5,000          N/A          $ 7.44          May 1, 2005
                     Non-qualified      10,000          N/A          $10.69    December 21, 2005

Bo W. Lycke          Non-qualified       5,000          N/A          $ 7.44      January 2, 2005
                     Non-qualified      10,000          N/A          $10.69    December 21, 2005

James R. Angelica    Non-qualified      10,000          1.6%         $ 7.44      January 2, 2005
                         Qualified       1,000          0.2%         $ 8.00          May 1, 2002
                         Qualified      12,000          1.9%         $10.69    December 21, 2002
                     Non-qualified       8,000          1.3%         $10.69    December 21, 2005

Christopher L.       Non-qualified     150,000         24.0%         $ 8.19        April 3, 2005
Turner

Carol J. Gannon      Non-qualified      15,000          2.4%         $ 7.44      January 2, 2005
                         Qualified       5,000          0.8%         $ 8.00          May 1, 2002
                         Qualified       9,000          1.4%         $10.69    December 21, 2002
                     Non-qualified       6,000          1.0%         $10.69    December 21, 2005

Bonnie G.            Non-qualified      25,000          4.0%         $ 7.44      January 2, 2005
Lankford                 Qualified       5,000          0.8%         $ 8.00          May 1, 2002
                         Qualified       9,000          1.4%         $10.69    December 21, 2002
                     Non-qualified       6,000          1.0%         $10.69    December 21, 2005

     Through December 31, 1997, a total of 399,452 stock options granted under the Plans had been exercised (214,875 by executive officers and directors).

     The following table sets forth all stock option exercises by Named Officers and directors of the Company during the fiscal year ended December 31, 1997, the "value" (i.e., the amount by which the fair market value of the underlying common stock exceeded the option exercise price on the date of exercise) realized upon such exercises, the number of remaining options held by Named Officers and directors of the Company as of December 31, 1997, and the "value" (i.e., the amount by which the fair market value of the underlying common stock exceeded the option exercise price) as of December 31, 1997 of all unexercised stock options then held by Named Officers and directors of the Company. Except for certain options exercised in 1998, all of such stock options were then and now are currently exercisable.

                                                                           Number of                 Value of Unexercised
                             Shares Acquired                              Unexercised                    In-The-Money
Name                           on Exercise      Value Realized     Options at Fiscal Year End     Options at Fiscal Year End
----                         ---------------    --------------     --------------------------     --------------------------
Max W. Batzer                     13,582           $138,784                 505,505                        $3,518,649
Brad A. Hummel                    70,582           $778,574                 352,645                        $2,058,796
Thomas M. Sestak                  15,000           $127,163                 181,645                        $1,637,946
Bo W. Lycke                        8,200           $ 87,088                  83,800                        $  688,788
James R. Angelica                 38,000           $298,500                  20,000                        $   22,500
Christopher L. Turner              3,000           $ 25,188                 150,000                        $  543,750
Carol J. Gannon                        0                 --                  35,000                        $  101,563
Bonnie G. Lankford                44,702           $525,375                  82,209                        $  678,750

     Prior to April 16, 1993, the 1992 Plan was administered by the Company's Board of Directors. Beginning on April 16, 1993, administration of the 1992 Plan was delegated to the Compensation Committee of the Company's Board of Directors, which has wide discretion in determining the recipients of options, the amounts of options awarded, and various other terms and conditions applicable to options granted under the 1992 Plan. The 1995 Non-Qualified Plan, the 1995 Incentive Plan and the 1997 Non-Qualified Plan have at all times been administered by the Compensation Committee, which has similar wide discretion in the administration thereof. In determining whether and to what extent specific employees or consultants will be awarded options, the Compensation Committee takes into account the value of the specific individual's services to the Company, the individual's time in service, the long-term prospects for the individual to handle additional responsibilities within the Company, and such other factors as the Compensation Committee may deem relevant in order to reward and motivate the Company's employees and consultants.

                                 CERTAIN TRANSACTIONS

     In April 1996, in connection with the Company's private placement of promissory notes (the "Bridge Notes") and warrants (the "Bridge Warrants"), an aggregate of $50,000 of Bridge Notes and 2,500 Bridge Warrants were purchased by James R. Angelica, $100,000 of Bridge Notes and 5,000 Bridge Warrants were purchased by Thomas M. Sestak, and $50,000 of Bridge Notes and 2,500 Bridge Warrants were purchased by Carol J. Gannon. All of such Bridge Notes have since been repaid, and all of such Bridge Warrants have been exercised.

     In October 1989, Mr. Batzer, Mr. Sestak and Mr. Hummel borrowed $66,000, $10,000 and $33,000, respectively, from the Company. The proceeds of these loans were utilized by Messrs. Batzer, Sestak and Hummel to purchase shares of Common Stock. The loans were amended and restated as of January 1, 1993 and January 1,

1998, such that the loans now bear simple interest at a certain bank's prime rate (adjusted annually for purposes of the loans), with payment of all principal and accrued interest due on December 31, 2000. Mr. Sestak's loan was repaid in full in October 1993. Mr. Batzer's and Mr. Hummel's loans are non-recourse, and are secured solely by shares of Common Stock having an aggregate market value equal to 50% of the outstanding loan obligations, provided that the number of shares pledged as collateral will never exceed the number of shares (185,265 in the case of Mr. Batzer, and 92,633 in the case of Mr. Hummel) purchased with the proceeds of the loans. The Company has retained a right of first refusal in connection with any proposed sale of the pledged shares while they remain subject to such pledge, although the Company is now prohibited, under its loan agreement with Chase, to redeem or purchase any shares of Common Stock without Chase's prior consent.

     To the knowledge of the Company, there are no officers, directors, beneficial owners of more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other persons subject to Section 16 of the Exchange Act with respect to the Company that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior thereto, except that (a) following the consummation of the Company's initial public offering in June 1993, each of the directors and officers of the Company was late in filing his or her Form 3 (all of which filings have since been made), and (b) Christopher L. Turner and Mark
J. Foley were late in filing their respective Form 3s upon their becoming executive officers of the Company (both of which filings have since been made).

                           MARKET PRICE AND DIVIDENDS

     Since January 22, 1996, the Company's Common Stock has been listed on the NASDAQ National Market under the symbol "DHSM." From June 23, 1993 to January 19, 1996, the Common Stock was listed on the SmallCap Market of the National Association of Securities Dealers Automated Quotation System. The range of reported high bid and low bid quotations for the Common Stock on a quarterly basis from January 1, 1996 through January 19, 1996, and the high and low daily last sale price on a quarterly basis from January 22, 1996 through the Record Date, is reflected in the table below. These quotations reflect inter-dealer prices without adjustment for retail mark-up, mark-down or commission and may not represent actual transactions.

                        High           Low
                        ----           ---
1996
----

1st Quarter             $  7.50        $ 4.875
2nd Quarter             $ 8.375        $  5.00
3rd Quarter             $ 8.375        $ 5.875
4th Quarter             $  8.50        $ 6.625

1997
----

1st Quarter             $10.125        $ 7.438
2nd Quarter             $ 9.125        $  7.25
3rd Quarter             $15.125        $  9.00
4th Quarter             $ 14.75        $10.375

1998
----

1st Quarter             $13.938        $10.063
2nd Quarter             $ 12.50        $ 8.625
  (to June 17, 1998)

     On the Record Date, the last reported sale price for the Common Stock was $9.00, and the Company had 232 stockholders of record as of that date. The Company believes that there are more than 3,000 beneficial owners of Common Stock.

DIVIDEND POLICY

     The Company has not previously paid any dividends on its Common Stock, and for the foreseeable future intends to continue its policy of retaining any earnings to finance the development and expansion of its business. In addition, the Company's loan agreement with Chase prohibits the payment of dividends without Chase's prior consent. In the future, the payment of dividends by the Company on its Common Stock will also depend on the Company's financial condition, results of operations and such other factors as the Board of Directors of the Company may consider relevant.

                       ACTION TO BE TAKEN UNDER THE PROXY

     Unless otherwise directed by the grantor of the proxy, the persons acting under the accompanying proxy will vote the shares represented thereby: (a) for the reelection of Max W. Batzer and James R. Angelica as Class III Directors of the Company; (b) for the proposal to ratify the appointment of Simonton, Kutac & Barnidge, L.L.P., as the Company's auditors for the fiscal year ending December 31, 1998; and (c) in connection with the transaction of such other business that may be brought before the Annual Meeting, in accordance with the judgment of the person or persons voting the proxy.

I.   ELECTION OF DIRECTORS

     Nominees

          At the Annual Meeting, two Class III Directors are to be elected, to hold office until the 2001 Annual Meeting of Stockholders or until their respective successors shall be elected and shall qualify. Max W. Batzer and James R. Angelica, who currently serve as Class III Directors of the Company, have been nominated by management for reelection; and biographical information regarding Messrs. Batzer and Angelica can be found under the heading "Directors, Nominees for Director, and Executive Officers of the Company" starting at page 8 above. Unless authority to vote for such nominees is withheld, it is intended that shares represented by proxies in the accompanying form will be voted for the election of such nominees. If either or both of such nominees becomes unable or unwilling to accept nomination or election, it is intended that the proxies will be voted for the election in his stead of such person or persons as the Board of Directors may recommend, but the Board does not know of any reason why either of such nominees will be unable or unwilling to serve if elected.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE NOMINEES FOR DIRECTOR.

     Committees and Meetings of the Board

          The Board of Directors has two committees, the Compensation Committee and the Audit Committee, which were established in April 1993 and were the first committees ever established within the Company's Board of Directors. The members of the Compensation Committee consist of Max W. Batzer, Thomas M. Sestak and Bo
W. Lycke, and the members of the Audit Committee consist of Brad A. Hummel, Thomas M. Sestak and Bo W. Lycke. The function of the Compensation Committee includes responsibility for reviewing the compensation for all of the Corporation's officers and management employees and the granting of stock options under the Company's outstanding stock option plans and any other such plans that may exist and be in effect from time to time. The function of the Audit Committee includes the review of the Company's financing arrangements, internal financial controls and performance of independent auditors.

     During the Company's fiscal year ended December 31, 1997, the Board of Directors met a total of 12 times, including actions taken by unanimous written consent. All of the nominated directors attended all of the meetings of the Board held during periods of their tenure during such fiscal year. In addition, during the Company's fiscal year ended December 31, 1997, the Compensation Committee met a total of two times (including actions taken by unanimous written consent), and the Audit Committee met a total of two times (including actions taken by unanimous written consent), and all members of each of such committees attended all such meetings.

II. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998

     At the Annual Meeting, a vote will be taken on a proposal to ratify the appointment by the Board of Directors of Simonton, Kutac & Barnidge, L.L.P., independent certified public accountants, as the independent auditors of the Company for the fiscal year ending December 31, 1998. Such firm has no interest in or relationship with the Company except as its auditors.

     MANAGEMENT BELIEVES THE APPOINTMENT TO BE IN THE BEST INTEREST OF THE COMPANY AND RECOMMENDS THAT IT BE RATIFIED.

     A representative of Simonton, Kutac & Barnidge, L.L.P., will be present at the Annual Meeting and will be given an opportunity to make a statement to the stockholders if he so desires. The representative will be available to respond to questions from stockholders.

III. OTHER BUSINESS

     While management of the Company does not know of any matters which may be brought before the Annual Meeting other than as set forth in the Notice of Annual Meeting, the proxy confers discretionary authority with respect to the transaction of any other business. It is expected that the proxies will be voted in support of management on any question which may properly be submitted to the Annual Meeting.

INCLUSION OF STOCKHOLDER PROPOSALS IN THE COMPANY'S PROXY STATEMENT

     If any stockholder desires to put forth a proposal to be voted on at the 1999 Annual Meeting of Stockholders and wishes that proposal to be included in the Company's Proxy Statement to be delivered to stockholders in connection with such meeting, that stockholder must cause such proposal to be received by the Company at its principal executive office no later than December 31, 1998. Any request for such a proposal should be accompanied by a written representation that the person making the request is a record or beneficial owner of the lesser of at least 1% of the outstanding shares of Common Stock or $1,000 in market value of the Company's common shares and has held such shares for a least one year as required by the proxy rules of the Securities and Exchange Commission.

AVAILABILITY OF FORM 10-K OR FORM 10-KSB

     Certain additional information regarding the Company can be found in the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 1997. The Company will provide, without charge, to any stockholder, upon written request of such stockholder, a copy of such annual report. Any request for such annual report should include a representation that the person making the request was the beneficial owner, as of the Record Date, of securities entitled to vote at the Annual Meeting. Such request should be addressed to:
Diagnostic Health Services, Inc., 2777 Stemmons Freeway, Dallas, Texas  75207;
Attention: Stockholder Relations.


       _________________________________________________________________

                   PLEASE SIGN, DATE AND RETURN THE ENCLOSED
                PROXY IN THE ENVELOPE PROVIDED FOR SUCH PURPOSE
       _________________________________________________________________

                         INDEX TO FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1997 AND DECEMBER 31, 1996

Independent Auditors' Report............................................... F-2

Consolidated Balance Sheets as of December 31, 1997 and December 31, 1996.. F-3

Consolidated Statement of Operations for the years ended
     December 31, 1997 and December 31, 1996............................... F-5

Consolidated Statement of Stockholders' Equity for the years ended
     December 31, 1997 and December 31, 1996............................... F-6

Consolidated Statement of Cash Flows for the years ended
     December 31, 1997 and December 31, 1996............................... F-7

Notes to the Consolidated  Financial Statements............................ F-9

                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------

March 12, 1998

The Board of Directors
Diagnostic Health Services, Inc.

We have audited the accompanying consolidated balance sheets of Diagnostic Health Services, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Diagnostic Health Services, Inc. and Subsidiaries at December 31, 1997 and 1996, and the results of their operations and cash flows for the years then ended in conformity with generally accepted accounting principles.



/S/ Simonton, Kutac & Barnidge, L.L.P.

Simonton, Kutac & Barnidge, L.L.P.
Houston, Texas

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                -----------------------------------------------

                          CONSOLIDATED BALANCE SHEETS
                          ---------------------------

                                    ASSETS

                                                                                         December 31,
                                                                               ----------------------------------
                                                                                   1997                  1996
                                                                               -------------         ------------
Current Assets:
    Cash and cash equivalents                                                  $   5,126,114         $    229,547
    Investment securities                                                                 --            5,000,000
    Accounts receivable:
       Trade, net of allowance for doubtful accounts
         of $612,437 and $1,413,168, respectively                                 17,294,128           10,530,807
       Accrued interest and other                                                    793,369              927,783
    Contracts receivable - current                                                 2,167,265            1,317,146
    Prepaid expenses                                                               1,528,931            1,359,596
    Deferred tax asset                                                                87,876               57,876
                                                                               -------------         ------------

       Total Current Assets                                                       26,997,683           19,422,755
                                                                               -------------         ------------

Property & Equipment:
    Office furniture & equipment                                                   2,015,749            1,139,535
    Machinery & service equipment                                                 35,286,844           20,089,559
    Leasehold improvements                                                           273,968               45,526
       Less: accumulated depreciation and amortization                            (8,876,887)          (5,425,437)
                                                                               -------------         ------------

       Total Property & Equipment                                                 28,699,674           15,849,183
                                                                               -------------         ------------

Other Assets:
    Deposits and other                                                             2,999,701              958,391
    Deferred acquisition costs                                                       122,536              164,199
    Contracts receivable - long-term                                              10,058,674            1,739,587
    Goodwill                                                                      38,793,903           15,022,858
    Noncompete agreements                                                          3,428,270            1,586,818
       Less: accumulated amortization                                             (3,246,266)          (1,423,418)
                                                                               -------------         ------------

       Total Other Assets                                                         52,156,818           18,048,435
                                                                               -------------         ------------

Total Assets                                                                   $ 107,854,175         $ 53,320,373
                                                                               =============         ============

    The following notes are an integral part of these financial statements.

                DIAGNOSTIC HEALTH SERVICES, INC, & SUBSIDIARIES
                -----------------------------------------------

                    CONSOLIDATED BALANCE SHEETS (Continued)
                    ---------------------------------------

                      LIABILITIES & STOCKHOLDERS' EQUITY

                                                                                           December 31,
                                                                               ----------------------------------
                                                                                     1997                 1996
                                                                               -------------        -------------
Current Liabilities:
    Accounts payable                                                           $   2,626,978        $   1,957,758
    Accrued liabilities                                                            3,774,969            1,534,551
    Current lease obligations                                                      4,663,279            2,154,035
    Current portion of long-term debt                                              1,485,113            1,991,824
    Notes payable                                                                  2,362,554            1,572,000
    Accrued acquisition cost                                                       1,500,000                   --
    Current income taxes                                                           1,363,543              195,000
                                                                               -------------        -------------
          Total Current Liabilities                                               17,776,436            9,405,168

Long-term lease obligations                                                       10,348,496            4,865,190
Long-term debt                                                                    24,961,570            7,081,745
Deferred rent                                                                        149,253              155,426
Other liabilities                                                                  2,647,277              778,446
Deferred income taxes                                                              2,018,480            1,057,779
                                                                               -------------        -------------
       Total Liabilities                                                          57,901,512           23,343,754
                                                                               -------------        -------------

Commitments and Contingencies
Stockholders' Equity:
    Common stock, $.001 par value; authorized 15,000,000
       shares; issued 10,718,867 shares in 1997 and 8,400,762
       shares in 1996; outstanding 10,485,608 shares in 1997
       and 8,167,503 shares in 1996                                                   10,719                8,401
    Preferred stock, $.001 par value; authorized 3,000,000
       shares; issued and outstanding 695,593 shares in
       1997 and 648,986 shares in 1996                                                   696                  649
    Additional paid-in capital                                                    42,151,656           27,617,425
    Retained earnings                                                              8,000,743            2,567,195
    Foreign currency translation                                                          --               (5,900)
    Stockholder receivable                                                          (103,500)            (103,500)
    Treasury stock at cost; 233,259 common shares                                   (107,651)            (107,651)
                                                                               -------------        -------------
       Total Stockholders' Equity                                                 49,952,663           29,976,619
                                                                               -------------        -------------

Total Liabilities & Stockholders' Equity                                       $ 107,854,175        $  53,320,373
                                                                               =============        =============

    The following notes are an integral part of these financial statements.

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                -----------------------------------------------

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     -------------------------------------

                                                 For the Years Ended
                                                     December 31,
                                              --------------------------
                                                  1997          1996
                                              ------------  ------------
Gross revenues                                $52,920,804   $24,171,286
                                              -----------   -----------

Expenses:
  General & administrative                      2,232,032     1,385,305
  Salaries & employee benefits                 23,658,464    11,898,905
  Legal & professional                            344,029       177,756
  Rent & utilities                              1,192,449       389,533
  Taxes & insurance                             1,103,643       420,375
  Technical operating expenses                  5,994,195     3,158,037
  Provision for doubtful accounts                 890,161        40,970
  Depreciation and amortization                 5,842,678     2,796,865
                                              -----------   -----------
    Total operating expenses                   41,257,651    20,267,746
                                              -----------   -----------

Income from operations                         11,663,153     3,903,540
                                              -----------   -----------

Other income (expense):
  Other income                                    369,403       486,704
  Interest expense                             (4,056,301)     (869,601)
                                              -----------   -----------

   Total other income (expense)                (3,686,898)     (382,897)
                                              -----------   -----------

Income from continuing operations
  before provision for income taxes             7,976,255     3,520,643

   Provision for income taxes                   2,215,726     1,061,560
                                              -----------   -----------

Income from continuing operations               5,760,529     2,459,083

Loss from disposal of operations,
  net of income tax benefit of $160,952          (326,934)           --
                                              -----------   -----------

Net income                                    $ 5,433,595   $ 2,459,083
                                              ===========   ===========

Net income per share:
  Basic                                       $      0.57   $      0.37
                                              ===========   ===========
  Diluted                                     $      0.48   $      0.29
                                              ===========   ===========
Weighted average common shares outstanding
  Basic                                         9,527,736     6,709,795
                                              ===========   ===========
  Diluted                                      11,221,358     8,446,335
                                              ===========   ===========

    The following notes are an integral part of these financial statements.

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                -----------------------------------------------

                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                ----------------------------------------------

                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                   Preferred      Additional        Retained       Foreign Currency
                                     Common Stock    Stock     Paid-In Capital      Earnings          Translation
                                   ------------------------------------------------------------------------------------------
Balance, December 31, 1995                $ 5,206       $ --         $ 9,018,442   $  108,118              $(6,171)
Shares issued in connection
   with  secondary offering                 2,955                     17,494,019
Common shares issued in
   connection  with acquisitions              209                        917,459
Preferred  shares issued in
   connection  with acquisitions                         643
Stock options exercised                         1                          1,468
MDI warrants exercised                          3                          9,231
Foreign currency translations                                                                                  271
Stock subscription collection
Shares issued in payment of debt               27                        176,806
Preferred stock dividend                                   6                               (6)
Net income                                                                          2,459,083
                                  -----------------------------------------------------------------------------------------------
Balance, December 31, 1996                  8,401        649          27,617,425    2,567,195               (5,900)
Common shares issued in
   connection  with acquisitions              350                      3,548,946
Stock options exercised                       399                      1,382,403
Warrants exercised                          1,569                      9,602,882
Disposition of Mexico Operations                                                                             5,900
Preferred stock dividend                                  47                              (47)
Net income                                                                          5,433,595
                                  -----------------------------------------------------------------------------------------------
Balance, December 31, 1997                $10,719       $696         $42,151,656   $8,000,743              $    --
                                  ===============================================================================================



                                            Stock Subscription                                     Treasury
                                                Receivable         Stockholder Receivable           Stock            Total
                                    ----------------------------------------------------------------------------------------
Balance, December 31, 1995                $     (8,250)            $     (103,500)            $    (107,651)    $    8,906,194
Shares issued in connection
   with  secondary offering                                                                                         17,496,974
Common shares issued in
   connection  with acquisitions                                                                                       917,668
Preferred  shares issued in
   connection  with acquisitions                                                                                           643
Stock options exercised                                                                                                  1,469
MDI warrants exercised                                                                                                   9,234
Foreign currency translations                                                                                              271
Stock subscription collection                    8,250                                                                   8,250
Shares issued in payment of debt                                                                                       176,833
Preferred stock dividend                                                                                                    --
Net income                                                                                                           2,459,083
                                         -------------------------------------------------------------------------------------
Balance, December 31, 1996                           --                  (103,500)                 (107,651)        29,976,619
Common shares issued in
   connection  with acquisitions
Stock options exercised                                                                                              1,382,802
Warrants exercised                                                                                                   9,604,451
Disposition of Mexico Operations                                                                                         5,900
Preferred stock dividend                                                                                                    --
Net income                                                                                                           5,433,595
                                         -------------------------------------------------------------------------------------
Balance, December 31, 1997                      $    --            $     (103,500)            $    (107,651)       $49,952,663
                                         =====================================================================================

    The following notes are an integral part of these financial statements.

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                -----------------------------------------------

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------


                                                         For the Years Ended
                                                             December 31,
                                                     ----------------------------
                                                         1997           1996
                                                     -------------  -------------
Cash Flows from Operations:
Net income                                           $  5,433,595   $  2,459,083
Adjustments to Reconcile Net Income to
  Net Cash (Used in) Provided by Operations:
  Depreciation and amortization                         5,842,678      2,796,865
  Deferred federal income taxes                           930,701        848,965
  Deferred rent expense                                    (6,172)       155,426
  Foreign currency translation                              5,900            271
  Provision for doubtful accounts                         890,161             --
  Net chargeoffs for bad debt                          (2,488,470)            --
  Increase in trade receivable                         (4,792,489)    (4,331,129)
  Increase in contracts receivable                     (9,169,206)    (1,164,244)
  Increase in prepaid expenses                            (93,686)      (701,492)
  Increase in other assets                             (1,279,409)      (590,986)
  Increase in accounts payable                            336,490         14,404
  Increase in accrued liabilities                         716,231        655,716
  Increase in income taxes payable                      1,168,543        171,035
  Increase in other liabilities                         1,786,249        279,411
                                                     ------------   ------------

       Net Cash (Used in) Provided by Operations         (718,884)       593,325
                                                     ------------   ------------

Cash Flows From Investing Activities:
  (Increase) decrease in cash investments               5,000,000     (5,000,000)
  Cash payments for the purchase of property           (3,550,845)    (1,487,178)
  Acquisition of businesses, net of cash acquired     (15,962,847)   (13,003,736)
  Additional subsidiary acquisition costs              (1,389,671)      (449,829)
  (Increase) decrease in other receivables                 91,691       (524,384)
  (Increase) decrease in employee receivables              49,473        (87,587)
  Increase in stockholder receivable                       (6,750)        (6,210)
                                                     ------------   ------------

       Net Cash Used in Investing Activities          (15,768,949)   (20,558,924)
                                                     ------------   ------------

    The following notes are an integral part of these financial statements

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                -----------------------------------------------

               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
               ------------------------------------------------


                                                            For the Years Ended
                                                               December 31,
                                                        ---------------------------
                                                            1997           1996
                                                        -------------  ------------
Cash Flows from Financing Activities:
  Proceeds from issuance of common stock                  10,987,254    17,751,177
  Net borrowings on line of credit                           790,554       872,000
  Proceeds from issuance of loans                          7,980,000     8,569,573
  Proceeds from senior subordinated lender                20,000,000            --
  Proceeds from stock subscription receivable                     --         8,250
  Deferred financing charge                                 (800,000)           --
  Principal payments on long-term debt                   (13,902,001)   (6,315,642)
  Principal payments on capital lease obligations         (3,671,407)   (1,395,391)
                                                        ------------   -----------

       Net Cash Provided by Financing Activities          21,384,400    19,489,967
                                                        ------------   -----------

Net increase (decrease) in cash and cash equivalents       4,896,567      (475,632)
Cash and cash equivalents, beginning of year                 229,547       705,179
                                                        ------------   -----------
Cash and cash equivalents, end of year                  $  5,126,114   $   229,547
                                                        ============   ===========

    The following notes are an integral part of these financial statements

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                -----------------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                          December 31, 1997 and 1996
                          --------------------------

NOTE 1 - ORGANIZATION
---------------------

ORGANIZATION - Diagnostic Health Services, Inc. ("DHS") and its subsidiaries (collectively, with DHS, the "Company") is an outsource provider of medical services to hospitals, physicians' offices and other healthcare facilities in the Midwest, South Central and Western United States. Headquartered in Dallas, Texas, DHS primarily provides radiology and cardiology diagnostics services and equipment, and related management services to a broad range of healthcare providers.

Acquisitions are discussed in Note 13 of these Notes to Financial Statements.

The following chart sets forth the corporate structure of the Company and its 100% owned subsidiaries at December 31, 1997:

                                               ----------------------------------
                                                 Diagnostic Health Services, Inc.
                                                     ("DHS" or the "Company")
                                               ----------------------------------
                                               ----------------------------------
                                                          DHS Management
                                                          Services, Inc.
                                                            ("DHSMS")
                                               ----------------------------------
     -------------        -----------------   ---------------       ----------------        -----------------    ------------------
     Alpha Scanning       Mobile Diagnostic     Specialized        Heart Institute of       SoCal Diagnostic      Mobile Diagnostic
      service inc.          Systems, Inc.         Imaging              Tulsa, Inc.            Imaging, Inc,          Imaging, Inc.
       ("Alpha")               ("MDS")         Services, Inc.            ("HIT")                 ("SDS")               ("Mobile")
                                                  ("SIS")
     -------------        -----------------   ---------------       ----------------        -----------------    ------------------

-----------------------   -----------------  -----------------  -------------------------   ------------------   -----------------
       Advanced                Pediatric      Cardiac Concepts        Ultrasound                 SoCal             St. Louis Mobile
Diagnostic Imaging Inc.   Echocardiographic     Inc. ("CCI")    Diagnostic Services, Ltd.    Subsidiary I, Inc.    Ultrasound Inc.
        ("ADI")                Diagnostic                                 ("UDS")                                     ("SLM")
                               Imaging Inc.
                                ("PEDI")
-----------------------   ------------------  -----------------  -------------------------- ------------------   -----------------

                                                                     ----------------     ---------------------
                                                                           SoCal               Santa Monica
                                                                      Subsidiary II,          Imaging Center
                                                                           Inc.             Limited Partnership
                                                                     ----------------     ----------------------

In addition to the above, DHS and DHSMS have two inactive wholly-owned subsidiaries, Diagnostic Health Services de Mexico, S.A. de C.V. and HomeCare International, Inc.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of Diagnostic Health Services, Inc. and its subsidiaries. All intercompany accounts and transactions have been eliminated in the consolidated financial statements.

REVENUE RECOGNITION - Revenues are recognized when services are performed and are recorded at published charges, net of discounts and contractual allowances. Revenues received under the Medicare program are subject to audit and possible adjustment by third party reimbursement agencies.

CASH EQUIVALENTS - For purposes of the statement of cash flows, the Company considers any short-term cash investment with a maturity of three months or less to be a cash equivalent.

INVESTMENT SECURITIES - Investment securities consist of commercial paper with a maturity of 180 days. All of the Company's investments are carried at cost and classified as held-to-maturity securities. As of December 31, 1996, cost approximates market; hence, there were no unrealized gains or losses on investment securities. No realized gains or losses were recognized during the years ended December 31, 1997 and 1996 since all securities were held to maturity.

PREPAID EXPENSES - Prepaid expenses represent advance payments made or liabilities incurred on various contracts and agreements with initial terms of one year or less. The carrying amount of prepaid expenses is determined by comparing the remaining period of the agreement to its initial cost.

CONTRACTS RECEIVABLE - Contracts receivable represents future payments due on long-term equipment and service agreements. Expected profits or losses on contracts are based on the Company's estimates of total revenue values and related costs upon installation. These estimates are reviewed and revised periodically throughout the lives of the contracts, and adjustments resulting from such revisions are recorded in the periods in which the revisions are made. Losses on contracts will be recorded in full as they are identified.

PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS - Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets, ranging from 3 to 10 years. Depreciation expense amounted to $3,535,037 and $2,090,648 for the years ended December 31, 1997 and 1996, respectively.

--------------------------------------------------------------

DEPOSITS AND OTHER ASSETS - Deposits and other assets include deferred finance costs associated with the senior subordinated indebtedness which is amortized over the life of the indebtedness.

GOODWILL - The excess of the aggregate purchase price over the fair market value of net assets of businesses acquired is included in the accompanying balance sheet as goodwill, and is amortized over a twenty-year period using the straight-line method. The Company periodically evaluates whether changes have occurred that would require revision of the remaining estimated useful life of the assigned goodwill or impair the recoverability of the carrying value of the goodwill. If such circumstances arise, the Company records an impairment loss as the difference between the estimate of the related after-tax income contribution, on a discounted basis, and the carrying value of the goodwill. Any impairment loss would be reported as a component of income from continuing operations before tax.

NONCOMPETE AGREEMENTS - Noncompete agreements are amortized over the life of the agreements, which range from two to five years.

LONG-LIVED ASSETS - In accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," the Company records impairment losses on long-lived assets used in operations, including goodwill and intangible assets, when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. The adoption of SFAS 121 has had no material impact on the Company's financial condition or results of operations.

INCOME TAXES - The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires the use of the "liability method" of accounting for income taxes. Deferred taxes are provided using the liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company files consolidated income tax returns.

--------------------------------------------------------------

STOCK-BASED COMPENSATION - In October 1995, SFAS No. 123, "Accounting for Stock-based Compensation" was issued. This statement requires the fair value of stock options and other stock-based compensation issued to employees, to either be included as compensation expense in the income statement or the pro forma effect on net income and earnings per share of such compensation expense to be disclosed in the footnotes to the Company's financial statements, commencing with the Company's 1996 fiscal year. The Company adopted SFAS 123 on January 1, 1996. The Company will continue to measure compensation costs using the "intrinsic value based method" of accounting for stock issued to employees.

NEW ACCOUNTING STANDARDS - In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income." This statement, which is effective for fiscal years beginning after December 15, 1997, establishes standards for reporting and displaying comprehensive income and its components in the financial statements. Under this statement, the Company is required to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings in the stockholders' equity section of the balance sheet.

NOTE 3 - PREPAID EXPENSES
-------------------------

At December 31, 1997 and 1996, prepaid expenses consisted of the following:

                               December 31,
                         -------------------------
                            1997           1996
                         ----------     ----------
     Prepaid insurance   $  176,708     $  171,907
     Prepaid supplies       860,279        509,471
     Other                  493,538        678,218
                         ----------     ----------
                         $1,530,525     $1,359,596
                         ==========     ==========

NOTE 4 - NOTES PAYABLE
----------------------

At December 31, 1997 and 1996, notes payable consisted of the following obligations:

                                                            December 31,
                                                       ----------------------
                                                          1997        1996
                                                       ----------  ----------
     $2,500,000 line of credit with bank, with
     interest at varying rates (9.0 % at
     December 31, 1997), due June 30, 1998.
     Secured by substantially all of the assets of
     the Company.
                                                       $2,362,554  $1,572,000
                                                       ----------  ----------
                                                       $2,362,554  $1,572,000
                                                       ==========  ==========

In July 1996, the Company entered in a two-year loan agreement with a bank whereby the Company is permitted to borrow up to $2,500,000 under a revolving credit note. This revolving note replaced the existing credit facility in place at that time. The loan agreement (as amended) also provides for a separate term loan facility totaling $17,500,000 in original principal amount, whose terms are discussed in Note 5.

The Company's revolving credit and term note agreements contain certain restrictive covenants which, among other things, (1) require the maintenance of a minimum current ratio, (2) provide for a maximum funded debt ratio (as defined in the loan agreement), (3) require the maintenance of a minimum fixed charge coverage ratio (as defined in the loan agreement), and (4) place certain restrictions on the Company's ability to declare or pay dividends, make certain loans, advances or investments, or incur, create or assume additional debt or other obligations.

---------------------------------

At December 31, 1997, the Company was not in compliance with certain covenants in its loan agreement with Chase Bank of Texas, N.A. ("Chase"). The Company did not timely comply with the financial statement reporting and compliance certificate covenants for two reporting periods. Additionally, the Company was not in compliance with certain debt ratio and fixed charge coverage ratio covenants. Chase has granted waivers or forbearance with respect to such non-compliance at December 31, 1997, and has granted an extension of the deadlines.

NOTE 5 - LONG-TERM DEBT
-----------------------

Long-term debt at year-end consists of the following:

                                                                      December 31,
                                                               -------------------------
                                                                   1997          1996
                                                               -----------   -----------
   Note payable to bank in connection with acquisitions,
   maturing June 1998, due in monthly installments of
   $142,826, plus interest at varying rates (9.0% at
   December 31, 1997); secured by substantially all of
   the assets of the Company.                                  $ 6,121,094   $ 8,569,573

   Senior subordinated promissory notes payable in
   connection with DIS acquisitions, maturing April 17,
   2005, interest at 10.50% due in quarterly installments
   and principal of $6,666,667 due on April 17, 2003,
   2004, and 2005; unsecured.                                   20,000,000            --

   Notes payable to financial institutions, maturing through
   2000, due in monthly installments of $2,440 including
   principal and interest from 7.0% to 10.0%; secured by
   vehicles.                                                        31,200        51,917

   Note payable to corporation, maturing May 15, 2001,
   due in monthly installments of $1,825 including principal
   and interest at 7.25%; secured by equipment.                     66,132             -
   Noncompete agreements, maturing through 1998, due
   in monthly payments of $17,083 and $27,628, respectively,
   including principal and interest of  6% to 9%; unsecured.       228,257       452,079
                                                               -----------   -----------
                                                                26,446,683     9,073,569
        Less current maturities                                 (1,485,113)   (1,991,824)
                                                               -----------   -----------
                                                               $24,961,570   $ 7,081,745
                                                               ===========   ===========

----------------------------------

Scheduled maturities of long-term debt are as follows:

    For the Years Ending
        December 31,
  ------------------------
            1998                   $ 1,485,113
            1999                     1,255,588
            2000                     1,248,578
            2001                     2,457,404
            2002                            --
         Thereafter                 20,000,000
                                   -----------
                                   $26,446,683
                                   ===========

NOTE 6 - LEASES
---------------

The Company, as lessee, has entered into and/or assumed various non-cancelable leases for machinery, service equipment, vehicles, and office facilities. The following assets, subject to capital leases, are included in the balance sheet under the corresponding asset categories at December 31:

                                                    December 31,
                                             ---------------------------
                                                 1997           1996
                                             ------------   ------------
     Office furniture & equipment            $     56,783   $     56,783
     Machinery & service equipment             20,089,761      7,045,440
                                             ------------   ------------
                                               20,146,544      7,102,223
        Less: accumulated amortization         (2,687,782)      (695,199)
                                             ------------   ------------
                                             $ 17,458,762   $  6,407,024
                                             ============   ============

Depreciation expense includes the amortization of assets acquired through capital leases.

The Company leases its office space under operating lease agreements that include a deferred rental period. In accordance with generally accepted accounting principles, rent expense is computed by the straight-line amortization of the total lease payments.

--------------------------

Future minimum lease payments under non-cancelable leases at December 31, 1997 are as follows:

      For the Years Ending                      Capital      Operating
          December 31,                          Leases        Leases
      --------------------                   ------------  ------------
            1998                             $  5,966,316     1,013,443
            1999                                4,830,555       799,704
            2000                                4,142,080       899,681
            2001                                2,471,338       387,681
            2002                                  306,274       198,738
         Thereafter                                    --         4,258
                                              -----------   -----------
  Total minimum lease payments                 17,716,563   $ 3,303,505
                                                            ===========

      Less: amount representing interest        2,704,788
                                              -----------

   Present value of minimum lease payments     15,011,775

      Less: current portion                     4,663,279
                                             ------------
   Long-term capital lease obligation        $ 10,348,496
                                             ============

Rent expense during the years ended December 31, 1997 and 1996 for all operating leases was $1,084,054 and $758,351, respectively, and is included in operating expenses.

NOTE 7 - PREFERRED STOCK
------------------------

The preferred stockholder is entitled to receive preferential and cumulative annual preferred stock dividends at a rate 7.25% of liquidation preference value of $4,500,000 and is entitled to a preference, in liquidation, in the amount of $7 per share plus accrued and unpaid dividends. As of December 31, 1997, there were no cumulative preferred stock dividends in arrears. Preferred shares are not entitled to vote except in certain circumstances.

NOTE 8 - EMPLOYMENT AGREEMENTS
------------------------------

The Company has entered into employment agreements, excluding corporate executives, with certain employees from contracts established at the time a corporation is acquired through purchase by the Company. Future minimum payments under these employment agreements are as follows:

          For the Years Ending
             December 31,
     ------------------------------
                 1998                        $   717,683
                 1999                            370,333
                 2000                             66,367
                                             -----------
                                             $ 1,154,383
                                             ===========

NOTE 9 - INCOME TAXES
---------------------

The consolidated provision for income taxes included in the statement of operations for the years ended December 31, 1997 and 1996 consisted of the following:

                                                 1997           1996
                                             -----------    -----------
     Current taxes payable                   $ 1,363,543    $   195,000
     Deferred taxes payable:
       Long term                                 882,183        869,413
       Current (benefit)                         (30,000)        (2,853)
                                             -----------    -----------
     Provision for income taxes              $ 2,215,726    $ 1,061,560
                                             ===========    ===========

--------------------------------

Net deferred tax assets and liabilities at December 31, 1997 and 1996 consisted of the following:

                                                1997           1996
                                             ----------     ----------
Deferred tax liabilities:
  Property and equipment                     $2,013,838     $  977,060
  Goodwill                                      176,403        152,501
                                             ----------     ----------
Total deferred tax liabilities                2,190,241      1,129,561
                                             ----------     ----------
Deferred tax assets:
  Receivable allowance                           85,229             --
  Accrued vacation                                2,647         57,876
  Noncompete agreements                         171,761         71,782
                                             ----------     ----------
Total deferred tax assets                       259,637        129,658
                                             ----------     ----------
  Net deferred tax liability                 $1,930,604     $  999,903
                                             ==========     ==========

The difference between the federal statutory tax rate and the effective tax rate on continuing operations for the years ended December 31, 1997 and 1996 follows:

                                                        1997      1996
                                                       ------    ------
Federal Statutory Rate                                    35%       35%
  Property and equipment                                   5        --
  Benefit of net loss on discontinued operations          (2)       --
  Intangible assets                                       (1)        2
  Utilization of tax loss carryforwards                   --       (12)
  Allowance for doubtful accounts                         (9)       --
  Other, net                                               1         5
                                                       ------    ------
Effective tax rate                                        29%       30%
                                                       ======    ======

NOTE 10 - SECONDARY OFFERING
----------------------------

On June 12, 1996, the Company completed a public offering (the "Secondary Offering") of 3,000,000 shares of common stock at an offering price to the public of $6.75 per share. Of the shares sold, 2,555,000 were sold by the Company, and 445,000 shares were sold by selling stockholders. Net proceeds to the Company, after incurred expenses, were approximately $14,972,500.

---------------------------------------

On July 5, 1996, the investment banking firm of Rodman & Renshaw, Inc., as representative of the several underwriters in the Secondary Offering, exercised their over-allotment option to purchase from DHS an additional 400,000 shares of common stock. The additional net proceeds to DHS were $2,524,500.

DHS realized total net proceeds from the Secondary Offering of approximately $17,497,000. The proceeds have been for acquisitions, capital expenditures, working capital and retirement of outstanding debt.

NOTE 11 - SUPPLEMENTAL CASH FLOW INFORMATION
--------------------------------------------

Cash paid for the years ended December 31, 1997 and 1996 for interest was approximately $3,520,340 and $921,512, respectively. Cash paid for Federal income taxes for the years ended December 31, 1997 and 1996 amounted to $23,022 and $0, respectively.

The Company acquired assets in exchange for the issuance of common stock and the assumption of various liabilities in connection with certain acquisitions. Cash of the following for the years ended December 31, 1997 and 1996:

                                  1997             1996
                              ------------     ------------
  Assets acquired             $ 30,628,401     $ 19,904,468
  Liabilities assumed          (11,000,061)      (6,032,525)
  Common stock issued           (3,351,000)        (851,643)
                              ------------     ------------
  Total cash paid               16,277,340       13,020,300
  Less cash acquired              (314,493)         (16,564)
                              ------------     ------------
  Net cash paid               $ 15,962,847     $ 13,003,736
                              ============     ============

Property and equipment acquired under capital leases for the years ended December 31, 1997 and 1996 amounted to $14,642,967 and $5,285,069, respectively.

The Company issued 26,215 and 60,831 shares of common stock valued at $48,296 and $66,668, in 1997 and 1996, respectively, pursuant to contingent stock issuance agreements relating to various acquisitions.

NOTE 12 - COMMITMENTS AND CONTINGENCIES
---------------------------------------

The Company is involved in certain lawsuits arising in the ordinary course of business. In the opinion of the Company's legal counsel and management, any liability resulting from such litigation would not be material in relation to the Company's financial position.

NOTE 13 - ACQUISITIONS
----------------------

In January 1996, Mobile Diagnostic Systems, Inc. ("MDS", a wholly-owned subsidiary of DHSMS) acquired all of the outstanding capital stock of two affiliated Dallas, Texas-based businesses, Neonatal Pediatric Echocardiography, Inc. ("NPE") and Pediatric Echocardiagraphic Diagnostic Imaging, Inc. ("PEDI"), in exchange for an aggregate of 85,200 shares of DHS common stock. The Company acquired net assets of approximately $426,000 including goodwill of approximately $248,000 in connection with the acquisitions. In December 1996, NPE was merged into MDS.

On June 28, 1996, MDS acquired all of the outstanding capital stock of Cardiac Concepts, Inc. ("CCI"). The purchase price consisted of 22,785 shares of the Company's common stock, in consideration of which the Company received net assets valued at approximately $150,000 including goodwill of approximately $657,000. On the date of the acquisition, the Company also issued 26,861 shares of common stock in payment of approximately $177,000 of the debt and liabilities of CCI. The acquisition of CCI has been accounted for under the purchase method of accounting with the purchase price being allocated to assets and liabilities based upon their fair market value at the date of acquisition.

Effective October 31, 1996, MDS acquired by merger all of the outstanding capital stock of Dysrythmic Data, Inc. ("DDI), a Texas-based provider of ambulatory electrocardiographic monitoring services. The consideration paid for DDI consisted of 39,521 shares of common stock of the Company.

On November 13, 1996, DHSMS purchased substantially all of the operating assets (exclusive of cash and mobile x-ray assets) of the ultrasound business of Advanced Clinical Technology, Inc. and Horizon/MDS Corporation (collectively "ACT"). The consideration paid for ACT consisted of approximately $12,620,000 in cash and $4,500,000 in the form of 642,857 shares of Series A Convertible Redeemable Preferred Stock of the Company, with an aggregate liquidation preference of $4,500,000. The Company also assumed approximately $4,727,000 of liabilities.

---------------------------------

In January 1997, the Company, through its Heart Institute of Tulsa, Inc. subsidiary ("HIT"), acquired Ultrasound Diagnostic Services, Ltd. ("UDS"), an Arizona-based provider of non-invasive diagnostic ultrasound testing services. The consideration paid for UDS consisted of 86,520 shares of DHS's common stock and a $400,000 cash payment to the former stockholders of UDS.

On March 21, 1997 (effective as of March 1, 1997), the Company, through its second-tier wholly-owned subsidiary, SoCal Diagnostic Services, Inc. ("SoCal"), purchased substantially all of the operating assets (exclusive of cash) of the ultrasound division of Diagnostic Imaging Services, Inc. ("DIS"), which business consists primarily of providing hospital-based and mobile non-invasive ultrasound and other diagnostic testing services to the acute and post-acute care industry and primary care physicians in the greater Los Angeles and San Diego, California metropolitan areas and in counties adjacent thereto. The purchase included $6,519,475 of various assets (including goodwill), including approximately $2,579,158 of equipment, furniture and fixtures, $8,590 of security deposits, and $3,931,721 of goodwill. The purchase price paid to DIS was $6,519,475 (subject to post-closing adjustment), which was paid entirely in cash. In addition, SoCal assumed capital lease obligations, financing agreements and other commitments in respect of fixed assets in the aggregate principal amount of $1,519,261. The Company also agreed that it would, subsequent to the closing, in the event of certain business developments, issue certain common stock purchase warrants to DIS, and the Company and SoCal obtained a 10-year non-competition agreement from DIS in consideration of the cash sum of $1,000,000 paid to DIS and its ultimate corporate parent at the time of closing.

On April 17,1997 (effective March 1, 1997), SoCal acquired all of the issued and outstanding capital stock of DIS (which, together with its wholly-owned subsidiaries, Diagnostic Imaging Services, Inc. I and Santa Monica Imaging Center Limited Partnership, are collectively referred to herein as the "DIS Companies"), whose business consists primarily of the ownership and operation of four (4) hospital-based magnetic resonance imaging (MRI) centers located in southern California. The purchase price for the stock of DIS was $9,083,865 (subject to post-closing adjustment), of which $7,583,865 was paid in cash, and the remaining $1,500,000 of which is payable either in cash or (at the seller's option) in common stock of the Company (valued at $7.615 per share) in three equal annual installments of $500,000 each on April 17 of each of 1998, 1999 and 2000. In addition, the DIS Companies were acquired subject to capital lease obligations, financing agreements and other commitments in respect of fixed assets of the business in the aggregate principal amount of $6,046,755.

---------------------------------

The funds utilized to pay the cash portion of the purchase price in the second DIS transaction were obtained through the simultaneous issuance and sale by the Company to The Prudential Insurance Company of America ("Prudential") of $20,000,000 in principal amount of senior subordinated promissory notes of the Company (the "Notes"). The Notes bear interest at a fixed rate of 10.5% per annum (payable quarterly), and mature as to principal in equal one-third installments on April 17 of each of 2003, 2004 and 2005. The Notes may be prepaid at the Company's option (subject to certain "make-whole" prepayment premiums in respect of the remaining stated term of the Notes), and the Company may be required (at the Noteholders' option) to purchase the Notes in the event of a change in control of the Company. In addition to application to the payment of the cash portion of the purchase price for the stock of DIS, the net proceeds from the issuance and sale of the Notes were utilized to repay $5,500,000 in borrowings obtained under the Company's senior credit facilities with Texas Commerce Bank National Association (the "Bank") (utilized in connection with the Company's March 1997 acquisition of the ultrasound business of DIS), and for short-term investments pending other use of such net proceeds.

In connection with the issuance of the Notes, the Company paid Prudential a fee in the amount of $54,590, and issued to Prudential a five-year redeemable common stock purchase warrant (with piggyback registration rights) for 60,000 shares of common stock of the Company at an exercise price of $12.25 per share. In addition, the Company paid to Prudential Securities, Inc. (as placement agent) a fee in the amount of $690,470.

Effect as of October 17, 1997, HIT acquired CardioVision, Inc. ("CVI"), a Las Vegas, Nevada-based provider of non-invasive diagnostic ultrasound testing services. The consideration paid for CVI consisted of 29,728 shares of DHS common stock and a $340,000 cash payment to the former stockholders of CVI.

On November 19, 1997, SoCal acquired the assets and business of Valley Diagnostic Services ("Valley"), a proprietorship providing mobile diagnostic ultrasound testing services in southern California. The consideration paid by SoCal in this transaction consisted of 13,309 shares of DHS common stock and a $100,000 cash payment to the former owner of Valley.

Effective as of December 2, 1997, HIT acquired Medical Diagnostic Imaging, Inc. ("MDII"), a Huntsville, Alabama-based provider of non-invasive diagnostic ultrasound testing services. The consideration for MDII consisted of 100,524 shares of DHS common stock and a $900,000 cash payment to the former stockholders of MDII.

---------------------------------

Effective as of December 9, 1997, SoCal acquired Mobil Diagnostics, Inc. ("Mobil"), a southern California-based provider of mobile non-invasive diagnostic ultrasound testing services. The consideration for Mobil consisted of 39,720 shares of DHS common stock and a cash payment of $150,000 to the former stockholder of Mobil. In addition, SoCal agreed to cause DHS to issue certain additional shares of DHS common stock to the former stockholder within 15 days after the first anniversary of the closing date, and to make cash payments to the former stockholder of $50,000 and $28,000, respectively, within 15 days after the first and second anniversaries of the closing date.

Effective as of December 30, 1997, the Company's second-tier wholly-owned subsidiary Mobile Diagnostic Systems, Inc. ("MDS") acquired Medical Ancillary Services, Inc. ("MASI"), a Fort Worth-based provider of non-invasive diagnostic ultrasound and nuclear imaging testing services. The consideration paid for MASI consisted of 53,582 shares of DHS common stock and a cash payment of $384,000 to the former stockholders of MASI.

NOTE 14 - RELATED PARTY TRANSACTIONS
------------------------------------

A stockholder of the Company is a principal in a firm that provides financial consulting services to the Company. Fees paid to the firm in 1997 and 1996 were $49,652 and $63,740, respectively.

The accounts receivable from stockholders consist of $13,543 of other advances made to three of the Company's stockholders as of December 31, 1997 and 1996, and $33,660 and $26,910, respectively, of accrued interest on the stockholder receivables.

NOTE 15 - STOCK OPTION PLANS
----------------------------

On April 15, 1992, DHS adopted a stock option plan (the "1992 Plan") that authorizes the granting of options to officers, directors and selected key employees and/or consultants to acquire shares of DHS common stock. The aggregate number of shares with respect to which qualified incentive options may be granted shall not exceed 180,702 shares, with the exercise price being not less than the fair market value at the date of grant. The aggregate number of shares with respect to which non-qualified options may be granted shall not exceed 722,807 shares. The exercise price for the non-qualified options shall not be less than 85% of the fair market value at the date of grant. As of December 31, 1997, substantially all of the available options under the 1992 Plan have been granted at exercise prices ranging from $0.9375 to $8.625 per common share, and approximately 94% of such awarded options contain optional price reduction provisions in connection with any change in control of the Company. Stock options outstanding under the 1992 Plan amounted to 639,308 and 793,585 as of the years ended December 31, 1997 and 1996, respectively.

In April 1995, in response to the substantial increase in the size of the Company and its labor force, the Board of Directors of the Company adopted and approved the Company's 1995 Non-Qualified Stock Option Plan (the "1995 Non-Qualified Plan"), pursuant to which officers, directors, and/or key employees and/or consultants of the Company can receive non-qualified stock options to purchase up to an aggregate of 500,000 shares of the Company's common stock.
The exercise price, expiration date and other terms of any options granted under the 1995 Non-Qualified Plan are substantially similar to the requirements applicable to non-qualified options under the 1992 Plan. Through December 31, 1997, the Company's Board of Directors had awarded substantially all of the available options under the 1995 Non-Qualified Plan at exercise prices ranging from $1.9375 to $10.25 per common share. Stock options outstanding under the 1995 Non-Qualified Plan amounted to 350,200 and 454,625 as of the years ended December 31, 1997 and 1996, respectively. At December 31, 1997, approximately 75% of such awarded options contain optional price reduction provisions in connection with any change in control of the Company.

---------------------------------------

In November 1995, the stockholders of DHS approved the Company's 1995 Incentive Stock Option Plan (the "1995 Incentive Plan") as previously adopted by DHS' Board of Directors. A total of 500,000 incentive stock options may be issued from time to time to key employees of the Company under the 1995 Incentive Plan, on terms and conditions (including an exercise price not less than fair market value on the date of grant) satisfying the requirements of the Internal Revenue Code with respect to incentive stock options. Through December 31, 1997, the Company's Board of Directors had awarded 298,800 options under the 1995 Incentive Plan at exercise prices ranging from $6.25 to $10.6875 per common share. Stock options outstanding under the 1995 Incentive Plan amounted to 159,789 and 127,250 as of the years ended December 31, 1997 and 1996, respectively.

In January 1997, the Board of Directors of the Company adopted and approved the Company's 1997 Non-Qualified Stock Option Plan (the "1997 Non-Qualified Plan"), pursuant to which officers, directors, and/or key employees and/or consultants of the Company can receive non-qualified stock options to purchase up to an aggregate of 1,000,000 shares of the Company's common stock. The exercise price, expiration date and other terms of any options granted under the 1997 Non-Qualified Plan are substantially similar to the requirements applicable to non-qualified options under the 1992 Plan. Through December 31, 1997, the Company's Board of Directors had awarded, under the 1997 Non-Qualified Plan, stock options for an aggregate of 696,061 common shares at exercise prices ranging from $7.4375 to $10.6875 per common share. Stock options outstanding under the 1997 Non-Qualified Plan amounted to 657,161 as of the December 31, 1997. At December 31, 1997, approximately one-third of such awarded options contain optional price reduction provisions in connection with any change in control of the Company.

---------------------------------------

A summary of the status of stock options is set forth below:

                                                     Year ended                   Year ended
                                                 December 31, 1997             December 31, 1996
                                             -------------------------     -------------------------
                                                             Weighted                      Weighted
                                                             Average                       Average
                                                             Exercise                      Exercise
Stock Options                                  Shares          Price         Shares          Price
-------------                                ----------     ----------     ----------     ----------
Outstanding, beginning of period              1,375,460        $3.81        1,215,401        $2.55
Granted                                         897,890        $8.88          234,500        $6.30
Exercised                                      (399,452)       $4.67           (1,125)       $3.65
Forfeited/expired                               (67,440)       $5.70          (73,316)       $2.96
                                             ----------                    ----------

Outstanding, end of period                    1,806,458        $7.53        1,375,460        $3.81
                                             ==========                    ==========

Options exercisable, end of period            1,806,458        $7.53        1,358,960        $3.75
                                             ==========                    ==========

Weighted average fair value of
options granted during the year              $     8.88                    $     6.30
                                             ==========                    ==========

The following table summarizes information about stock options outstanding at December 31, 1997:

                                               Options Outstanding                   Options Exercisable
                                   -----------------------------------------    ---------------------------
                                                    Weighted
                                                    Average       Weighted                       Weighted
                                     Options       Remaining      Average          Options       Average
        Range of Exercise          Outstanding    Contractual     Exercise       Exercisable     Exercise
             Prices                at 12/31/97       Life          Price         at 12/31/97       Price
     -----------------------------------------------------------------------    ---------------------------
        $0.9375 to $3.00               737,308         3.67        $ 1.94            737,308      $ 1.94
          $3.01 to $5.50               157,000         5.91        $ 4.48            157,000      $ 4.48
          $5.51 to $7.50               383,350         5.87        $ 7.18            383,350      $ 7.18
         $7.51 to $10.00               248,800         5.96        $ 8.12            248,800      $ 8.12
        $10.01 to $13.00               280,000         6.03        $10.69            280,000      $10.69
                                    ----------                                    ----------
                                     1,806,458         5.26        $ 7.48          1,806,458      $ 7.48
                                    ==========                                    ==========

---------------------------------------

Vesting varies by agreement ranging from zero to three years. Compensation costs will be recognized as an expense over the periods of employment attributable to the options at an amount equal to the excess of the fair market value of the stock at the date of measurement over the amount the employee must pay. The measurement date is generally the grant date. As of December 31, 1997 and 1996, no compensation cost was recognized as expense. Had compensation cost for the Company's stock-based compensation been determined on the fair value at the grant dates for awards with the method of FASB Statement 123, the Company's net income would have been $4,545,538 and $2,410,489 for the years ended December 31, 1997 and 1996, respectively. Accordingly, basic and diluted earnings per share would have amounted to $0.36 per share and $0.31 per share, respectively, as of December 31, 1996. Accordingly, basic and diluted earnings per share would have amounted to $0.48 per share and $0.47 per share, respectively, as of December 31, 1997.

On October 31, 1997, the Company filed an S-8 registration statement with the Securities and Exchange Commission registering an aggregate of 2,867,509 shares underlying the Company's stock option plans, for which options covering 1,789,660 shares were then outstanding. Executive officers and directors, who collectively held approximately 71% of the outstanding options and option shares, agreed to certain restrictions on the resale of their option shares during the one-year period following the effective date of the registration.

NOTE 16 - WARRANTS
------------------

On February 14, 1997, the SEC declared effective the Company's Form S-3 Registration Statement relating to an offering of 1,791,150 Warrant Shares, which are issuable upon exercise, at prices ranging from $5.48 to $7.50 per share, of (i) 1,375,000 Redeemable Common Stock Purchase Warrants (the "Public Warrants") issued in connection with the company's 1993 initial public offering (the "IPO"), (ii) 316,150 underwriter warrants issued in connection with the IPO (the "Underwriters' Warrants"), and (iii) 100,000 warrants issued in connection with DHS's equity private placement in April 1996 (the "Bridge Warrants") of which 2,500 had been exercised prior to the effectiveness of the registration. On February 18, 1997, the Company called all of the Public Warrants for redemption.

-----------------------------

On April 17, 1997, the Company issued 60,000 common stock purchase warrants to Prudential Insurance Company of America in connection with the sale of $20,000,000 in principal amount of senior subordinated promissory notes. As of December 31, 1997, no warrants under this agreement had been exercised. At December 31, 1997, stock warrants outstanding amounted to 386,150, at exercise prices ranging from $5.48 to $12.25 per common share.

NOTE 17 - EARNINGS PER SHARE
----------------------------

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations:

                                                     For the year ended December 31, 1997
                                                  -----------------------------------------
                                                     Income          Shares       Per Share
                                                  (Numerator)    (Denominator)      Amount
                                                  -----------    -------------    ---------
Income before extraordinary item                  $ 5,433,595
  Less: preferred stock dividend                          (47)
                                                  -----------
Basic earnings per share
  Income available to common stockholders         $ 5,433,548        9,527,736    $    0.57
                                                                                  =========
Effect of dilutive securities
  Convertible preferred stock                              47          695,593
  Stock warrants                                           --          156,993
  Employee stock options                                   --          841,036
                                                  -----------    -------------
Diluted earnings per share
  Income available to common stockholders
  plus assumed conversions                        $ 5,433,595       11,221,358    $    0.48
                                                  ===========    =============    =========

----------------------------------------

                                                     For the year ended December 31, 1997
                                                  -----------------------------------------
                                                     Income          Shares       Per Share
                                                  (Numerator)    (Denominator)      Amount
                                                  -----------    -------------    ---------
Income before extraordinary item                  $ 2,459,083
  Less:  preferred stock dividend                          (6)
                                                  -----------
Basic earnings per share
  Income available to common stockholders         $ 2,459,077        6,709,795    $    0.37
                                                                                  =========
Effect of dilutive securities
  Convertible preferred stock                               6          648,986
  Stock warrants                                           --          126,463
  Contingent stock options                                 --           58,935
  Employee stock options                                   --          902,156
                                                  -----------    -------------
Diluted earnings per share
  Income available to common stockholders
  plus assumed conversions                        $ 2,459,083        8,446,335    $    0.29
                                                  ===========    =============    =========

Options to purchase 5,000 shares of common stock at $7.50 per share were outstanding at December 31, 1996, but were not included in the computation of diluted earnings per share because the options had an antidilutive effect on earnings per share. As of December 31, 1997, warrants to purchase 60,000 shares of common stock at $12.25 per share were outstanding but were not included in the computation of diluted earnings per share because the options had an antidilutive effect on earnings per share.

NOTE 18 - EMPLOYEE BENEFIT PLAN
-------------------------------

Effective March 31, 1997, the Company adopted a defined contribution pension plan for all eligible employees. The plan provides for savings contributions by employees of 1 to 15% of the their compensation, subject to limitations of the Employee Retirement Income Security Act. The Company may, at its discretion, make a matching contribution and/or discretionary contribution to the plan, both of which shall be determined by the Board of Directors. Such contributions are expenses and funded currently. The Company made no discretionary contributions during the year ended December 31, 1997.

NOTE 19 - DISCONTINUED OPERATIONS
---------------------------------

In December 1997, the Company's Board of Directors adopted a plan to discontinue the operations of HomeCare International de Mexico S.A. de C.V. ("HomeCare.")
On December 30, 1997, the Company sold all of the outstanding stock of HomeCare and terminated all operations within Mexico. Accordingly, the loss of $392,674, net of tax benefit, from the disposal of a business segment has been segregated from continuing operations and reported as separate line item on the statement of operations. The net operating activity of HomeCare after the measurement date through date of disposal on December 30, 1997, was not significant.

In November 1997, the Company's Board of Directors adopted a plan to discontinue the operations of providing temporary placement with allied healthcare professionals throughout the U.S. and Mexico. Effective as of December 1, 1997, the Company sold certain assets associated with this business segment. Accordingly, the gain of $65,738, net of tax expense, from the disposal of a business segment has been segregated from continuing operations and reported as separate line item on the statement of operations. The net operating activity of this segment after the measurement date through date of disposal on December 1, 1997 was not significant.

NOTE 20 - SUBSEQUENT EVENTS
---------------------------

Effective as of January 30, 1998, MDS acquired International Cardiac Monitoring, Inc. ("ICM"), a Houston-based provider of medical testing and monitoring services. The consideration paid for ICM consisted of 26,946 shares of DHS common stock.

On February 26, 1998, SoCal acquired from Diagnostic Imaging Services, Inc., a Delaware corporation ("DIS-Delaware"), one-half of the outstanding general partnership interests and one-half of the outstanding limited partnership interests in Scripps Chula Vista Imaging Center, L.P. ("SCVIC"), whose business consists of the operations of a magnetic resonance imaging center on the campus of Scripps Hospital in Chula Vista, California. The consideration paid for such partnership interests consisted of 127,250 shares of DHS common stock, which DHS has committed to include in its next registration statement filed with the Securities Exchange Commission (other than a registration statement in respect of any acquisition, merger or consolidation relating to DHS or any employee benefit plan of DHS).

In March, 1998, DIS-Delaware agreed, in principal, to convert $1,500,000 deferred liabilities owed in accordance with the acquisition of the MRI centers to common stock; therefore, the deferred liabilities were recorded as current liabilities at December 31, 1997.

--------------------------------------

Effective as of March 2, 1998, the Company acquired Sonomed, Inc. ("Sonomed"), a Birmingham, Alabama-based provider of medical testing and monitoring services. The consideration paid for Sonomed consisted of 14,571 shares of DHS common stock and a cash payment of $30,000 to the former stockholder of Sonomed.

                       DIAGNOSTIC HEALTH SERVICES, INC.
                  PROXY - 1998 ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 15, 1998

     THIS PROXY STATEMENT IS SOLICITED BY THE BOARD OF DIRECTORS IN CONNECTION WITH THE 1998 ANNUAL MEETING OF STOCKHOLDERS OF DIAGNOSTIC HEALTH SERVICES, INC., TO BE HELD ON JULY 15, 1998. THE STOCKHOLDER HAS THE RIGHT TO APPOINT AS HIS PROXY A PERSON (WHO NEED NOT BE A STOCKHOLDER) OTHER THAN A PERSON DESIGNATED BELOW, BY INSERTING THE NAME OF SUCH OTHER PERSON IN THE BLANK SPACE PROVIDED OR BY COMPLETING ANOTHER PROPER FORM OF PROXY.

     The undersigned, a stockholder of Diagnostic Health Services, Inc. (the "Company"), hereby revoking any proxy heretofore given, does hereby appoint Max
W. Batzer and Brad A. Hummel or either of them [or _________________________], as his proxy with full power of substitution, for and in the name of the undersigned to attend the 1998 Annual Meeting of Stockholders to be held on Wednesday, July 15, 1998, at the Company's offices located at 2777 Stemmons Freeway, Suite 1525, Dallas, Texas, commencing at 8:00 a.m. local time, and at any adjournment(s) thereof, and there to vote upon all matters specified in the notice of said meeting, as set forth herein, and upon such other business as may properly come before the meeting, all shares of stock of the Company which the undersigned would be entitled to vote if personally present at the meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR ALL PROPOSALS.

     Election of the following proposed Class III Directors to hold office until the 2001 Annual Meeting of Stockholders or until his successor shall be elected and shall qualify:

     Nominee                   FOR       WITHHOLD            ABSTAIN
     -------                  ------    ----------          ---------
     Max W. Batzer             (  )        (  )               (  )
     James R. Angelica         (  )        (  )               (  )

     Ratify the appointment of Simonton, Kutac & Barnidge, L.L.P., as independent auditors for the Company for the fiscal year ending December 31, 1998.
       (  )  FOR              (  ) WITHHOLD                (  ) ABSTAIN

     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER
          BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
             (  )  GRANT AUTHORITY         (  ) WITHHOLD AUTHORITY

     Dated _____________, 1998

     ______________________________       ___________________________
     Signature                                    Print Name

     ______________________________       ___________________________
     Signature, if jointly held                   Print Name

     PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREIN. IF SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, INDICATE SUCH CAPACITY. ALL JOINT TENANTS MUST SIGN. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

     THE BOARD OF DIRECTORS REQUESTS THAT YOU FILL IN, DATE AND SIGN THE PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

     IF THE PROXY IS NOT DATED IN THE ABOVE SPACE, IT IS DEEMED TO BE DATED ON THE DAY ON WHICH IT WAS MAILED TO THE COMPANY.